REINSURANCE AGREEMENT

                                  NUMBER 10107

                           dated as of October 1, 2007

                                     between

                     SECURITY BENEFIT LIFE INSURANCE COMPANY

                                 TOPEKA, KANSAS

                                       and

                        UNION HAMILTON REINSURANCE, LTD.

                                HAMILTON, BERMUDA

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I     GENERAL PROVISIONS .........................................     4

ARTICLE II    REINSURANCE PREMIUMS .......................................    14

ARTICLE III   INITIAL SETTLEMENT AND ALLOWANCES ..........................    15

ARTICLE IV    BENEFIT PAYMENTS ...........................................    17

ARTICLE V     TRUST ACCOUNTS AND LETTER OF CREDIT ........................    21

ARTICLE VI    RESERVES ...................................................    27

ARTICLE VII   ACCOUNTING AND SETTLEMENT'S ................................    28

ARTICLE VIII  DURATION AND RECAPTURE .....................................    31

ARTICLE IX    TERMINAL ACCOUNTING AND SETTLEMENT .........................    34

ARTICLE X     REPRESENTATIONS ............................................    36

ARTICLE XI    ARBITRATION ................................................    37

ARTICLE XII   INSOLVENCY .................................................    39

ARTICLE XIII  SPECIAL DISPUTE RESOLUTION PROCEDURES AND INDEMNIFICATION ..    41

ARTICLE XIV   EXECUTION AND EFFECTIVE DATE ...............................    42

SCHEDULE A    ANNUITIES AND RISKS REINSURED ..............................    43

SCHEDULE B    QUARTERLY REPORT OF ACTIVITY AND SETTLEMENTS ...............    44

SCHEDULE B-1  MONTHLY SERIATIM DATA ......................................    47

SCHEDULE C    CEDING COMPANY DATA ........................................    49

EXHIBIT I     RESERVE CREDIT TRUST AGREEMENT .............................    51

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                              REINSURANCE AGREEMENT

This Reinsurance Agreement (the "Agreement") is made and entered into as of October 1, 2007 (the "Effective Date") by and between Security Benefit Life Insurance Company (the "Ceding Company") and Union Hamilton Reinsurance, Ltd (the "Reinsurer")

The Ceding Company and the Reinsurer mutually agree to reinsure on the terms and conditions stated herein. This Agreement is an indemnity reinsurance agreement solely between the Ceding Company and the Reinsurer, and performance of the obligations of each party under this Agreement will be rendered solely to the other party. In no instance will anyone other than the Ceding Company or the Reinsurer have any rights under this Agreement, and the Ceding Company will be and remains the only party hereunder that is liable to any insured, policyowner or beneficiary under any Annuity (as defined in Article I below) reinsured hereunder.

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                                    ARTICLE I

                               GENERAL PROVISIONS

1. Annuities and Risks Reinsured. The Reinsurer agrees to indemnity the Ceding Company for, and the Ceding Company agrees to reinsure with the Reinsurer, according to the terms and conditions hereof, the portion of the risks under the annuities and riders (the "Annuities") described in Schedule A attached hereto, including any such annuities that have lapsed and that otherwise would be eligible for inclusion herein, subject to reinstatement pursuant to reinstatement terms contained in such annuity contracts.

      The Separate Account Liabilities, equal to the Account Value, will be reinsured on a modified coinsurance basis and the General Account Liabilities (the Guaranteed Benefits issued as riders and the base Annuity death benefit in excess of the Account Value) will be reinsured on a coinsurance basis in accordance with the terms of this Agreement. For purposes of this Agreement, "Separate Account Liabilities" means the insurance liabilities that are reflected in the separate accounts and that relate to the Annuities specified in Schedule A attached hereto, which are not Guaranteed Benefits. For purposes of this Agreement, the term "Account Value" means the contract value determined in accordance with the terms of the base Annuities. For purposes of this Agreement, "Guaranteed Benefits" means the Guaranteed Minimum Death Benefits ("GMDB"), Guaranteed Minimum Income Benefits ("GMIB"), Guaranteed Minimum Accumulation Benefits ("GMAB") and Guaranteed Minimum Withdrawal Benefits ("GMWB") occurring under the directly issued riders specified in Schedule A attached hereto and the base Annuity death benefit to the extent it exceeds Account Value For purposes of this Agreement, "General Account Liabilities" means all liabilities and obligations arising out of or relating to the Annuities that are supported by the General Account.

2. Coverages and Exclusions. The parties to this Agreement intend for the Reinsurer to participate, on a first- dollar basis, in the indicated quota share of Annuities originated by the Ceding Company. The Reinsurer will share in all the revenues, claims and costs of the Annuities as set forth in this Agreement. Coverages and exclusions include:

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            A     Only directly issued variable Annuities  described in Schedule
                  A attached hereto are reinsured under this Agreement

            B. Only Annuities sold by the Ceding Company in the United States to United States residents or persons with a tax identification number issued by the Internal Revenue Service are reinsured under this Agreement

            C. The Reinsurer will have no liability to the Ceding Company for reimbursement of and will not reimburse the Ceding Company for, dividends paid to policyowners from the Ceding Company's surplus,

3. Plan of Reinsurance. This indemnity reinsurance will be on a modified coinsurance basis for the Separate Account Liabilities and on a coinsurance basis for the General Account Liabilities. The Ceding Company will retain, control and own all assets held in relation to the Separate Account Liabilities.

4. Expenses. The Reinsurer will bear no part of the expenses incurred in connection with the Annuities reinsured hereunder, except as otherwise provided herein.

5. Material Changes. The Ceding Company will provide written notification to the Reinsurer of any change which materially affects the Annuities reinsured hereunder, including but not limited to any change in the available fixed account and subaccount investment options (including through substitutions), changes in the amount or calculation of any fees (including 12b-l fees, all fund related service fees, and any contract fees) or withdrawal charges, changes made to preserve the status of the contracts as annuities under the Internal Revenue Code of 1986, as amended, changes made to comply with applicable law, and changes to any commissions or expense allowances to be paid in connection with the sale and/or distribution of the Annuities no less than thirty (30) days prior to the change taking effect "Material" or "Materially" for purposes of this Agreement means matters that a prudent reinsurer or insurer would consider reasonably likely to affect in any significant respect the Reinsurer's liability or profitability under this Agreement. The Reinsurer will have the opportunity to accept or reject only those material changes that are directly or indirectly within the Ceding Company's control ("Material Changes"), which shall not include, for example,

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      changes  made to preserve the status of the  Annuities as annuities  under the Internal Revenue Code of 1986, as amended, or changes made to comply with applicable law. The Reinsurer shall provide written notification to the Ceding Company as to the Reinsurer's acceptance or rejection of any such Material Change within fifteen (15) days after receipt of notice of the change. If the Reinsurer accepts any such change, the Reinsurer will
      (a) assume the share of any increase in the Ceding Company's liability resulting from the change, and (b) receive credit for the share of any decrease in the Ceding Company's liability resulting from the change. If the Reinsurer rejects any such change, the Reinsurer's liability under this Agreement will be determined as if no such change had occurred. Ceding Company agrees to use commercially reasonable efforts to prevent any reduction in the 12b-l and fund related service fees related to the Annuities which are in effect on the Effective Date of this Agreement and shall not directly or indirectly seek to influence the investment manager or any affiliate thereof, or the directors or trustees, of any of the underlying funds to reduce the amount of any 12b-l or service fees paid in connection with the Annuities' investments in such underlying funds

6. Damages. The Reinsurer does not indemnify the Ceding Company for, and will not be liable for, any damages, losses, or liability resulting from fraud, oppression, bad faith, regulatory non-compliance, improper sales practices, unfair trade or other practices, strict liability, or negligent, reckless or intentional wrongs on the part of the Ceding Company or its directors, officers, employees and agents. The following types of damages are examples of damages that would be excluded from this Agreement for the conduct described above, including but not limited to: actual damages, damages for emotional distress, punitive or exemplary damages and attorney fees related to any such damages.

7. Annuity Administration. The Ceding Company will administer the Annuities reinsured hereunder and will perform all accounting for such Annuities. The Reinsurer is not liable for increases in administrative costs due to the Ceding Company's operational errors, including, but not limited to, costs to make Annuity owners whole, or breakage expense, on the Annuity investment options

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8.    Inspection. At any reasonable time and upon reasonable prior notice to the
      Ceding Company, the Reinsurer, or its duly appointed representatives, may inspect the original papers and any and all other books or documents (whether maintained in electronic or physical form) relating to or affecting reinsurance under this Agreement. The right of inspection as specified above will survive until all of the obligations under this Agreement have terminated or been fully discharged.

9. Assessment. The allowance for state guaranty fund assessments or special assessments paid in connection with the Annuities is included in the Commission and Expense Allowances, as described in Article III, Paragraph
      2. The Reinsurer will not reimburse the Ceding Company for other assessments paid by the Ceding Company in connection with the Annuities

10. Election to Determine Specified Annuity Acquisition Expenses. The Ceding Company and the Reinsurer agree to the election pursuant to Section 1 848-2(g)(8) of the Income Tax Regulations effective December 29, 1992, under Section 848 of the Internal Revenue Code of 1986, as amended (such election, the "DAC Tax Election"), whereby:

      a) The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(l) of the Code;

      b) The parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service. The Ceding Company will submit a schedule to the Reinsurer by May 1st of each year presenting its calculation of the net consideration for the preceding taxable year. (The term "net consideration" means "net consideration" as defined in Regulation
            Section 1 848-2(f)). The Reinsurer may contest the calculation by providing an alternative calculation to the Ceding Company in writing within thirty (30) days of receipt of the Ceding Company's schedule. If the Reinsurer does not so notify the Ceding Company within the required timeframe, the Reinsurer will report the net consideration as determined by the Ceding Company in the Reinsurer's tax

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            return  for the  previous  calendar  year. Any  differences  will be resolved between the parties so that consistent amounts are repotted on the respective tax returns for the preceding taxable year;

      c) This DAC Tax Election will be effective for the first taxable year in which this Agreement is effective and for all years for which this Agreement remains in effect

      The Ceding Company and the Reinsurer will each attach a schedule to their respective federal income tax returns filed for the first taxable year for which this DAC Tax Election is effective. Such schedule will identify the Agreement as a reinsurance agreement for which the DAC Tax Election under Regulation Section 1 848-2(g)(8) has been made.

11.   Condition. The  reinsurance   hereunder  is  subject  to  the  contractual
      limitations and conditions specified in the Annuities, except as otherwise provided in this Agreement.

12. Misunderstandings and Oversights. Any failure to pay amounts due or to perform any ether act required by this Agreement which can be shown to be the result of an oversight or clerical error relating to the administration of reinsurance by either party will not constitute a breach of this Agreement. Errors in administration of reinsurance do not include errors related to the Ceding Company's administration of the reinsured Annuities or breakage (operational errors). Upon discovery, the error will be promptly corrected so that both parties are restored to the position they would have occupied had the oversight or clerical error not occurred. In the event a payment is corrected, the party receiving the payment may charge interest calculated according to the terms specified in Article VII, Paragraph 8 Should it not be possible to restore both parties to this position, the party responsible for the oversight or clerical error will be responsible for any resulting liabilities and expenses

      If the Ceding Company has failed to cede reinsurance as provided under this Agreement, the Reinsurer may require the Ceding Company to audit its records for similar errors and take reasonable actions necessary to correct errors and avoid similar errors

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13.   Adjustments.  If the Ceding Company's liability under any of the Annuities reinsured hereunder is changed because of a misstatement of age, sex or any other material fact, or the reinstatement of one of the Annuities pursuant to the terms of the Annuity contract, the Reinsurer will (a) assume that portion of any increase in the Ceding Company's liability, resulting from the change, which corresponds to the portion of the Annuities reinsured hereunder, and (b) receive credit for that portion of any decrease in the Ceding Company's liability, resulting from the change, which corresponds to the portion of the Annuities reinsured hereunder

14. Remedies and Waiver. All remedies of any party are cumulative Failure of either the Ceding Company or the Reinsurer to exercise any right, privilege, power or remedy at law, equity or in existence by virtue of this Agreement or to otherwise insist upon strict compliance with any of the terms, provisions and conditions of this Agreement, or the obligations of the other party, will not constitute a waiver of such right, privilege, power, remedy, term, provision, condition, or obligation. Moreover, the failure of either party to enforce any part of this Agreement shall not be deemed to be an act of ratification or consent. No prior transactions or dealings between the parties shall be deemed to establish any custom or usage waiving or modifying any provision of this Agreement

15. Assignment. Neither party may assign any of its rights, duties or obligations under this Agreement without the prior written consent of the other party, provided however that the Reinsurer may assign any of its rights, duties or obligations under this Agreement to an affiliate, provided that the Reinsurer shall remain liable for performance of its obligations hereunder. The Reinsurer may reinsure or retrocede all or any portion of the risks assumed hereunder.

16. Choice of Law. This Agreement will be governed by the laws of the State of Kansas as of the Effective Date of this Agreement, without giving effect to the choice of law provisions. Notwithstanding the preceding, this Paragraph shall not be interpreted to permit the parties to avoid their obligations to arbitrate their disputes pursuant to Article XI of this Agreement

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17.   Amendments. This Agreement may be amended only by written agreement of the parties. Any change or modification to this Agreement shall be null and void unless made by amendment to this Agreement and signed by both parties.

18. Current Practices. The Ceding Company will not materially change, alter or otherwise compromise its underwriting, annuity contract administration or other administrative practices in effect on the Effective Date with respect to the Annuities without prior written consent of the Reinsurer. In the event, the Reinsurer determines in its reasonable discretion that the Ceding Company is not providing annuity contract administration for the Annuities in a manner consistent with the standards and practices set forth in the immediately preceding sentence, as amended from time to time with the Reinsurer's prior written consent, the Reinsurer shall have the right, upon at least sixty (60) days prior written notice, to take over the annuity contract administration for the Annuities and have such administration performed by an appropriately licensed third party administrator. Such a determination may only be made if the change in administrative practice materially affects the Annuities when viewed as a whole. The reasonable costs of such annuity contract administration by the third party administrator shall be deducted from the Commission and Expense Allowance set forth in Article III, Paragraph 2(ii), and any such costs that exceed the Commission and Expense Allowance shall be borne by Reinsurer. The Ceding Company shall provide the Reinsurer within fifteen
      (15) days after the end of each quarter during the term of this Agreement a copy of all customer complaints received during such quarter, related in any manner to the annuity contract administration of the Annuities. The Ceding Company agrees that if the Reinsurer takes over the annuity contract administration for the Annuities as set forth above, it will cooperate and provide reasonable assistance with having the annuity contract administration performed by the third party administrator

19. Entire Agreement. The terms expressed herein constitute the entire agreement between the parties with respect to the Annuities reinsured hereunder. There are no understandings between the parties with respect to the Annuities reinsured hereunder other than as expressed in this Agreement.

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20.   Confidentiality of Data. The parties  acknowledge that as a result of this
      Agreement, each party may have access to and receive from the other party non-public personally identifiable financial and/or health information ("NPI"), as defined in federal and state law, regarding consumers, customers, former customers and/or their beneficiaries The parties agree to maintain the confidentiality of such NPI and shall not use, disclose, furnish or make accessible such NPI to anyone other than authorized employees and agents of that party as necessary to carry out the party's obligations under this Agreement or as may be required or permitted by law Each party further agrees to establish and maintain administrative, technical and physical safeguards to protect the security, confidentiality and integrity of the NPI At the request of the party that owns the NPI, or in the absence of such request, upon termination of this Agreement, the other party shall promptly return all NPI which has been provided to it, or dispose of such NPI in a manner agreed upon by the parties, unless the party is required to maintain such NPI under federal or state laws or regulations NPI does not include de-identified personal data, i e , information that does not identify, or could not reasonably be associated with, an individual.

      The parties will keep confidential and not disclose or make competitive use of any shared Proprietary Information, as defined in this Paragraph 20 below, unless:

      a) The information becomes publicly available other than through unauthorized disclosure by the party seeking to disclose or use such information;

      b)    The information is independently developed by the recipient;

      c)    The disclosure is required by external auditors or regulators; or

      d)    The disclosure is required by law

      "Proprietary Information" includes, but is not limited to, business procedures, applications, contract forms and applications, investment and hedging strategies of the Reinsurer and the Ceding Company, including this Agreement or its terms, but shall not include the existence of this Agreement and the identity of the parties. The terms of this Agreement will not be disclosed to any third parties other than as specified above.

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21    Agent Per  Service of  Process.  The  Reinsurer  agrees to  designate  the
      Commissioner of Insurance for the Ceding Company's state of domicile or a designated attorney as its true and lawful attorney upon who may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Ceding Company.

22. Submission to Jurisdiction. The Reinsurer hereby: (1) submits to the jurisdiction of any court of competent jurisdiction in Kansas; (2) agrees to comply with all requirements necessary to give such court jurisdiction; and (3) agrees to abide by the final decision of such court or of any Appellate Court in the event of an appeal. Notwithstanding the preceding, neither the Reinsurer nor the Ceding Company shall avoid their obligations to arbitrate their disputes under Article XI of this Agreement.

23 Notice Provision: Any notice, request, report or other communication required or permitted hereunder shall be in writing and shall be delivered personally (by courier or otherwise), by electronic mail, by facsimile, sent by certified or registered mail, postage prepaid and return receipt requested, or by express mail or other nationally recognized overnight or same-day delivery service, Any such notice shall be deemed given when so delivered personally or by such delivery service, facsimile or, if mailed, three (3) days after the date of deposit in the United States mail, as follows:

        If to the Ceding Company:  Mr. Kris A. Robbins
                                   Chairman, President and Chief Executive
                                    Officer
                                   Security Benefit Life Insurance Company
                                   One Security Benefit Place
                                   Topeka, Kansas 66636-0001
                                   kris robbins@securitybenefit.com

        If to the Reinsurer:       I, Oliver Heyliger
                                   Union Hamilton Reinsurance, Ltd.
                                   The Vallis Building
                                   3rd floor
                                   58 Par-la-Ville Road
                                   Hamilton, HM 11
                                   Bermuda
                                   oliver heyliger@willis.com

        With a copies to:          David Florian
                                   Chairman and CEO
                                   Union Hamilton Reinsurance, Ltd
                                   401 South Tryon Street - 11th Floor

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                                   Charlotte, NC 28288-1207
                                   david.florian@waehovia.com

        With copies of reports
         only to:                  Ken Mungan
                                   Milliman, Inc
                                   71 South Wacker, 31st Floor
                                   Chicago, Illinois 60606
                                   ken.mungan@milliman.com

24. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

25. Accounting and Tax Advice. Each party hereto agrees that it has relied on advice from its own accountants and tax counsel regarding the financial reporting treatment and the tax characterization of the transactions described in this Agreement

26 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, all of the other terms and provisions shall remain in full force and effect to the extent that their continuance is practical and consistent with the original intent of the parties In addition, if any provisions are held invalid, illegal or unenforceable, the parties will attempt in good faith to renegotiate this Agreement to carry out its original intent.

27 Currency. All amounts stated in this Agreement are payable in United States dollars, unless specified otherwise. Any amounts payable in currency other than United States dollars shall be paid in United States dollars at the rate(s) of exchange as agreed by the parties or at the rate of exchange on the date that payment was made.

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                                   ARTICLE II

                              REINSURANCE PREMIUMS

The Ceding Company will pay the Reinsurer Reinsurance Premiums in accordance with Schedule B attached hereto in an amount equal to that portion of the gross premiums collected by the Ceding Company during the Accounting Period which corresponds to the portion of the Annuities reinsured hereunder For purposes of this Article, gross premiums shall include any credit enhancements added to the Account Value under the extra credit and bonus credit riders. The Reinsurance Premiums paid to the Reinsurer by the Ceding Company will be remitted to the Reinsurer at the end of the Accounting Period during which the gross premiums were collected by the Ceding Company

The Reinsurer will receive the quota share percentage of income of any type on the Annuities Such income, where appropriate, will be deducted from the Separate Account Liabilities as calculated under this Agreement Income for purposes of this Article includes, but is not limited to, all charges and fees specified in the Annuities and the Prospectuses, including mortality and expense risk charges (M&Es), administrative fees, annual contract fees, contingent deferred sales charges, optional rider charges, and service fees from the underlying funds, Service fees from underlying funds shall include, but not be limited to, shares of any fees, commissions, allowances, expense shares or allocations, paid to the Ceding Company or its affiliated broker dealer by mutual fund companies and/or their affiliated distributors or managers in connection with participation agreements, 12b-l plans and/or service agreements entered into by the Ceding Company and/or its affiliated broker dealer and such mutual fund companies and/or distributors or managers or their affiliates

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                                   ARTICLE III

                        INITIAL SETTLEMENT AND ALLOWANCES

1. Initial Settlement The Reinsures: will pay the Ceding Company a Commission and Expense Allowance, on the Effective Date of this Agreement, equal to the sum of (i) plus (ii) where:

      (i)   equals an upfront ceding commission of $34,536,743; and

      (ii)  equals (a) times [(b) - (c) - (d)] where

            (a) equals the quota share percentage of the Annuities reinsured hereunder;

            (b)   equals   $1,558,778,453,   the  Account  Value  determined  in
                  accordance with the terms of the Annuities reinsured hereunder on the Effective Date of this Agreement; and

            (c) equals $1,469,305,279, the Separate Account Reserves with respect to the Annuities reinsured hereunder on the Effective Date of this Agreement; and

            (d) equals $10,692,870, the general account reserve maintained in compliance with NAIC Actuarial Guideline XXXIV and the Variable Annuity Guaranteed Living Benefit reserves in compliance with NAIC Actuarial Guideline XXXIX on the Effective Date of this Agreement.

2. Commission and Expense Allowance The Reinsurer will pay the Ceding Company a Commission and Expense Allowance for each Accounting Period equal to the sum of (i) plus (ii) where;

      (i) equals the sum of (a) times [(b) plus (c)], with respect to each Annuity policyholder reinsured hereunder, where:

            (a) equals the quota share percentage of the Annuities reinsured hereunder as described in Schedule A attached hereto; and

            (b) equals the up-front and trail commissions or similar payments paid to broker/dealers, registered investment advisers and other financial institutions during the period; and

            (c)   equals the amount of premium taxes paid during the period

      (ii)  equals (a) times 0.5 times [(b) plus ( c)], where:

            (a) equals $20 initially, increased at a 2.5% compounded rate on each anniversary of the Effective Date of this Agreement, times the quota share percentage of the Annuities reinsured hereunder as described in Schedule A attached hereto;

            (b) equals the number of Annuities, exclusive of riders, outstanding as of the end of the current Accounting Period and reinsured hereunder as described in Schedule A attached hereto; and

            (c) equals the number of Annuities, exclusive of riders, outstanding as of the beginning of the current Accounting Period and reinsured hereunder as described in Schedule A attached hereto

Items in (i)(b) and (i)(c) above shall not include any amounts incurred by the Ceding Company prior to the Effective Date of this Agreement

                                   ARTICLE IV

                                BENEFIT PAYMENTS

1. Benefit Payments, "Benefit Payments," as referred to in this Agreement, means the sum of (i) Claims, as described in Paragraph 2 below, (ii) Cash Surrender Values and Cancellation Proceeds, as described in Paragraph 3 below, (iii) Partial Withdrawals, as described in Paragraph 4 below, and
      (iv) Annuity Payments, as described in Paragraph 8 below. Benefit Payments under this Agreement are limited to benefits which are based on claims made on or after or pending on the Effective Date of this Agreement Pending claims will be limited to those claims for which the Ceding Company has adequate reserves on the Effective Date of this Agreement

2. Claims The Reinsurer will reimburse the Ceding Company in accordance with Schedule B for the Reinsurer's quota share percentage of Claims paid by the Ceding Company during the current Accounting Period in accordance with the contractual terms of the Annuities reinsured hereunder, which corresponds to the quota share percentage of the Annuities reinsured hereunder The term "Claims" with regard to the base Annuity means the amount payable upon death, including Account Value and any base Annuity death benefit amount guaranteed in excess of the Account Value With regard to the riders, the term "Claims" means the amount guaranteed in excess of the Account Value that is payable in accordance with the terms of the Annuity contracts.

3. Cash Surrender Values and Cancellation Proceeds The Reinsurer will reimburse the Ceding Company in accordance with Schedule B for the Reinsurer's quota share percentage of the Cash Surrender Values and of the Cancellation Proceeds paid by the Ceding Company during the current
      Accounting Period in accordance with the contractual terms of the Annuities reinsured hereunder which corresponds to the quota share percentage of the Annuities reinsured hereunder

      The term "Cash Surrender Values", as used in this Agreement, is defined as Account Value minus any applicable charges under the Annuity contract

      The term "Cancellation Proceeds", as used in this Agreement, is defined as the amount paid by the Ceding Company in accordance with the Annuity contract and federal and state regulatory requirements when a policyowner cancels his or her Annuity pursuant to the terms of the Annuity and will be equal to either the Account Value or the gross premiums paid by the policyowner, as provided in the Annuities.

4. Partial Withdrawals The Reinsurer will reimburse the Ceding Company in accordance with Schedule B for the Reinsurer's quota share percentage of the Partial Withdrawals paid by the Ceding Company during the current Accounting Period in accordance with the contractual terms of the Annuities reinsured hereunder which corresponds to the quote share percentage of the Annuities reinsured hereunder

5 Claim Notice The Ceding Company is responsible for the settlement of Claims in accordance with applicable law and the reinsured Annuity terms. The Ceding Company will provide the Reinsurer with the claims information specified in Schedule B attached hereto as part of the quarterly report for each Accounting Period The reinsurance claim and copies of notification, claim papers, and proofs will be furnished to the Reinsurer upon request.

      On a periodic basis, the Reinsurer will request that the Ceding Company respond to a questionnaire regarding regulatory investigations and litigation pertaining to the Annuities reinsured hereunder. The Ceding Company shall respond to the questionnaire within thirty (30) days of receipt

6. Liability and Payment The Reinsurer will accept the decision of the Ceding Company with respect to payment of Claims owed under the contractual terms of the Annuities reinsured hereunder and as specified under the terms of this Agreement. The Reinsurer will pay its proportionate share of Claims to the Ceding Companyin accordance with Schedule B as follows;

            a) The Reinsurer will pay a lump sum to the Ceding Company of its quota share percentage of death benefit proceeds (including the base Annuity death benefit in excess of Account Value as well as death benefit riders described in Schedule A attached hereto)

            b) For Claims under the GMIB Riders, as set forth in Schedule A, the Ceding Company will pay the Reinsurer cash equal to the Reinsurer's quota share percentage of the contract owner's Account Value on the benefit election date, and the Reinsurer will continue to pay its quota share percentage of the Annuity payments due thereafter.

            c) For Claims under the GMWB Riders, as set forth in Schedule A, the Reinsurer will pay its quota share percentage of each payout, the protected payment amount, made by the Ceding Company once the rider benefits are in effect and the Account Value of the base Annuity is zero,

            d) The Reinsurer will also pay its quota share percentage of any Account Value credit given by the Ceding Company pursuant to the terms of the GMAB Riders, as set forth in Schedule A

            g) The Reinsurer will also pay its quota share percentage of any Account Value credit enhancements given by the Ceding Company pursuant to the terms of extra credit and bonus credit riders, as set forth in Schedule A

      The Reinsurer will pot participate in any ex gratia payments made by the Ceding Company (i e , payments the Ceding Company is not required to make under the Annuities reinsured) The Reinsurer's quota share percentage of any interest payable under the terms of the reinsured Annuities or applicable law which is based on the benefits paid by the Ceding Company and covered under this Agreement will be payable by the Reinsurer. The Reinsurer will pay its quota share percentage of such Claims in a lump sum to the Ceding Company without regard to the form of settlement by the Ceding Company

7.    Contested  Claims The Ceding  Company  will  advise the  Reinsurer  of its intention to contest, compromise or litigate any Claims involving Annuities reinsured hereunder by giving the Reinsurer twenty (20) days prior written notice of its intention to contest, compromise or litigate such Claims. The Reinsurer will notify the Ceding Company within ten (10) days of receipt of such notice if it chooses to participate. The Reinsurer will pay its share of the expenses of such contests, in addition to its share of Claims, or it may choose sot to participate, If the Reinsurer chooses not to participate, the Ceding Company will include the full amount of the Reinsurer's proportionate share of the Claim in the Ceding Company's settlement for such Accounting Period and the Reinsurer's liability will be fully discharged as to such Annuities. Notwithstanding the above, the Reinsurer will not be notified and will not participate in contests or litigation whose purpose is to determine the rightful owner of the proceeds.

8. Annuity Payments. Except for annuitizations related to the GMIB, annuitizations will be treated as surrenders the Reinsurer will reimburse the Ceding Company in accordance with Schedule B for Annuity Payments equal to the quota share percentage of the Annuities reinsured hereunder, as described in Schedule A attached hereto, times the Account Values of such Annuities as of the date of such annuitization. Upon payment of such amounts, the Reinsurer will have no further liability for such Annuity Payments

                                    ARTICLE V

                       TRUST ACCOUNTS AND LETTER OF CREDIT

In order to provide the Ceding Company with credit for reinsurance on its statutory financial statements for the Annuities reinsured hereunder, the Reinsurer shall establish a trust account and/or letter of credit pursuant to the terms set forth below; provided further that such trust account and/or letter of credit shall be established and funded on December 31, 2007, subject to approval, if required, of the Reserve Credit Trust Agreement (as defined below) by the Commissioner of Insurance for the Ceding Company's state of domicile

1.    Reserve Credit Trust Agreement.

      A The Ceding Company and the Reinsurer will enter into a trust agreement, substantially in the form attached hereto as Exhibit I (the "Reserve Credit Trust Agreement"), as a full or partial alternative to the letter of credit described in Paragraph 2 below To the extent a Reserve Credit Trust Agreement is established, the trust account created thereunder will be referred to as the "Reserve Credit Trust Account" and the assets held in the trust account created thereunder will be herein referred to as "Reserve Credit Trust Assets" The Reinsurer will bear all of the costs associated with creating and maintaining the Reserve Credit Trust Agreement

      B On the Effective Date of this Agreement, the Reinsurer shall deposit Eligible Assets (as defined below) in the Reserve Credit Trust Account with a fair market value equal to the "Reserve Credit Required Balance," as defined below, less the amount of the letter of credit, if any, maintained pursuant to Paragraph 2 below, and the trustee shall hold the Reserve Credit Trust Assets in the Reserve Credit Trust Account for the sole benefit of the Ceding Company pursuant to the terms of the Reserve Credit Trust Agreement

            The assets held in the Reserve Credit Trust Account shall be valued at their fail market value as of the date on which such assets are required to be valued in respect of each Accounting Period The fair market value will be determined by the Trustee in accordance with the terms and conditions of the Reserve Credit Trust Agreement The assets that may be held in the Reserve Credit Trust Account (the

            "Eligible Assets") shall consist of cash, certificates of deposit issued by a U S bank and payable in U S dollars, and government agency mortgage backed securities and investment grade assets of the type permitted by Kansas statutes or any combination of the above; provided that there should be no investments in or issued by an entity controlling, controlled by or under common control with either the Reinsurer or the Ceding Company of the Reserve Credit Trust Agreement

            The Reserve Credit Required Balance equals the Coinsurance Reserve, as described in Paragraph 4 below

            Prior to depositing assets in the Reserve Credit Trust Account, the Reinsurer will execute assignments or endorsements in blank, or transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the Ceding Company, or the trustee upon the direction of the Ceding Company, may whenever necessary negotiate these assets without the consent OF signature from the Reinsurer or any other entity.

      C If the aggregate fair market value of the Eligible Assets held in the Reserve Credit Trust Account, plus the amount of the letter of credit, if any, maintained pursuant to Paragraph 2 below, plus the fair market value of any assets in the Separate Accounts, as defined in Paragraph 1(D)(iv) and Paragraph 2(iv) (the "Separate Accounts"), is less than the Ceding Company's estimate of the Reserve Credit Required Balance as of the end of the Accounting Period, the Ceding Company must notify the Reinsurer no later than fifteen (15) calendar days prior to the end of the Accounting Period. The Reinsurer prior to the end of such Accounting Period shall transfer additional Eligible Assets to the Reserve Credit Irust Account, or increase the principal amount of the letter of credit, so that the aggregate fair market value of the Eligible Assets held in the Reserve Credit Trust Account, plus the principal amount of the letter of credit, plus the fair market value of any assets in the Separate Accounts, is not less than the Reserve Credit Required Balance.

      D Notwithstanding any other provisions in this Agreement, the Ceding Company may withdraw the Reserve Credit Trust Assets held in the Reserve Credit Trust Account at any time and from time to time and any such Reserve Credit Trust Assets withdrawn from the Reserve Credit Trust Account shall be utilized and applied by the Ceding Company (or any successor by operation of law of the Ceding Company, including, but not limited to, any liquidator, rehabilitator, receiver or conservator of the Ceding Company), without diminution or increase because of insolvency on the part of the Ceding Company or the Reinsurer, only for the following purposes:

      (i) to pay or reimburse the Ceding Company for the Reinsurer's share of premium, fees and charges returned, but not yet recovered from the Reinsurer, to the owners of Annuities reinsured under this Agreement on account of cancellations of such Annuities;

      (ii) to pay or reimburse the Ceding Company for the Reinsurer's share of surrenders and benefits paid by the Ceding Company, but not yet recovered from the Reinsurer, under the provisions of the Annuities reinsured wider this Agreement;

      (iii) to pay or reimburse the Ceding Company for any other amounts necessary to secure the credit or reduction from liability for reinsurance taken by the Ceding Company under this Agreement;

      (iv) where the Ceding Company has received notification of termination of the Reserve Credit Trust Account and where the Reinsurer's entire obligations under this Agreement remain unliquidated and undischarged ten (10) days prior to the termination date, to withdraw amounts equal to the Reinsurer's share of liabilities to the extent that the liabilities have not been funded by the Reinsurer and deposit those amounts in a Separate Account, in the name of the Ceding Company in any qualified U S financial institution apart from its general assets, in trust for the uses and purposes specified in (i), (ii) or (iii) above as may remain executory after withdrawal and for any period after the termination date; and

      (v) To make payment to the Reinsurer of amounts held in the Reserve Credit Trust Account in excess of the amount necessary to secure the credit or reduction from liability for reinsurance taken by the Ceding Company under this Agreement,

      In the event that the Ceding Company withdraws assets from the Reserve Credit Trust Account in an amount in excess of the actual amounts required for items (i), (ii) and/or (iii) above, or in the case of a draw pursuant to (iv) above, any amounts that are subsequently determined not to be due, shall be returned to the Reinsurer no later than thirty (30) days following the date of such determination. In addition, in the event that the Ceding Company withdraws assets from the Reserve Credit Trust Account pursuant to item (iv), the Ceding Company shall pay Reinsurer interest on the amounts held pursuant to item (iv) above at a rate equal to the prime rate of interest.

            In the event of termination of this Agreement or if the Reserve Credit Trust Account is no longer required under this Agreement, the Ceding Company will provide its prompt approval of the termination of the Reserve Credit Trust Agreement and return of the Reserve Credit Trust Assets to the Reinsurer.

      E If the aggregate fair market value of the Eligible Assets in the Reserve Credit Trust Account, plus the principal amount of the letter of credit, plus the fair market value of any assets in the Separate Accounts, exceeds 102% of the Reserve Credit Required Balance, calculated based on the most recent Quarterly Accounting Report, then the Reinsurer shall have the right to seek approval (which shall not be unreasonably or arbitrarily withheld) from the Ceding Company to withdraw the excess from the Reserve Credit Trust Account, or the Separate Accounts or reduce the principal amount of such letter of credit in an amount equal to the excess.

2 Letter of Credit. Notwithstanding anything to the contrary contained in Paragraph 1 above, the Reinsurer may elect to arrange for the establishment of a clean, unconditional and irrevocable letter of credit for the exclusive benefit of the Ceding Company, which shall comply with the requirements of Kansas insurance law and regulations. The letter of credit shall be required only if the Reinsurer fails to establish and maintain as folly funded the Reserve Credit Trust Agreement under the terms and conditions of Paragraph 1 above. The Reinsurer will bear all of the costs associated with the letter of credit. The amount of the letter of credit will at all times equal or exceed (a) minus (b) minus (c) where:

            (a)   equals the Coinsurance Reserve, as defined in Paragraph 4;

            (b) equals the fair market value of the Reserve Credit Trust Assets, as described in Paragraph 1 above;

            (c) equals the fair market value of the assets in the Separate Accounts.

      The letter of credit will be issued by a bank that is neither the parent, subsidiary nor affiliate of either the Reinsurer or the Ceding Company and is (1) organized or licensed under the laws of the United States or any state thereof, (2) regulated, supervised and examined by US federal or state authorities, and (3) approved by the NAIC Securities Valuation Office.

      Notwithstanding anything to the contrary in this Agreement, the Reinsurer and the Ceding Company agree that the letter of credit may be drawn on by the Ceding Company at any time and will be utilized and applied by the Ceding Company, including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Ceding Company, without diminution or increase because of the insolvency on the part of the Ceding Company or the Reinsurer, only for the following purposes:

            (i) to pay or reimburse the Ceding Company for the Reinsurer's share of premium, fees and charges returned, but not yet recovered from the Reinsurer, to the owners of the Annuities reinsured under this Agreement on account of cancellations of such Annuities;

            (ii) to pay or reimburse the Ceding Company far the Reinsurer's share of surrenders and benefits paid by the Ceding Company, but not yet recovered from the Reinsurer under the provisions of the Annuities reinsured under this Agreement;

            (iii) to pay any other  amounts  necessary  to secure  the credit or reduction from liability for reinsurance taken by the Ceding Company under this Agreement; and

            (iv) Where the letter of credit will expire without renewal or be reduced or replaced by a letter of credit for a reduced amount and where the Reinsurer's entire obligations under this Agreement remain unliquidated and undercharged ten (10) days prior to the termination date, to withdraw amounts equal to the Reinsurer's share of liabilities to the extent that the liabilities have not been funded by the Reinsurer and deposit those amounts in a Separate Account, in the name of the Ceding Company in any qualified U.S. financial institution apart from its general assets, in trust for the uses and purposes specified in (i), (ii) or (iii) above as may remain executory after withdrawal and for any period after the termination date.

      In the event that the Ceding Company draws on the letter of credit in an amount in excess of the actual amounts required for items (i), (ii) and/or
      (iii) above, or in the case of a draw pursuant to (iv) above, any amounts; that are subsequently determined not to be due, shall be returned to the Reinsurer no later than thirty (30) days following the date of such determination In addition, in the event that the Ceding Company draws on the letter of credit pursuant to item (iv) above, the Ceding Company shall pay the Reinsurer interest on the amounts held pursuant to item (iv) above at a rate equal to the prime rate of interest.

      In the event of termination of this Agreement or if the letter of credit is no longer required under this Agreement, the Ceding Company will provide its prompt approval of the cancellation of the letter of credit.

3 Order of Draw. In the event the Reinsurer establishes multiple sources of reserve credit trust(s) pursuant to Paragraph 1 above and/or letter(s) of credit pursuant to Paragraph 2 above, and the Reinsurer has specified in writing to the Ceding Company an order of draw from these sources of reserve credit, the Ceding Company will draw from these sources of reserve credit in the order specified by Reinsurer for the purposes specified in items (i), (ii), and (iii) of Paragraph 1 or 2. The order of draw is not applicable to withdrawals for the purpose specified in item (iv) of Paragraphs 1 or 2. This forbearance shall be binding upon the Ceding Company and its successors.

4. Coinsurance Reserve. The term "Coinsurance Reserve," as used in this Agreement, is equa1 to the Guaranteed Minimum Death Benefit reserves in compliance with NAIC Actuarial Guideline XXXIV, and the Variable Annuity Guaranteed Living Benefit reserves in compliance with NAIC Actuarial Guideline XXXIX, or any successor statutory accounting standards for valuation of reserves, as applied to the base Annuity death benefit in excess of the Account Value and Guaranteed Benefits issued as riders that are reinsured hereunder.

                                   ARTICLE VI

                                    RESERVES

1. General Account. The term "General Account," as used in this Agreement, means the assets of the Ceding Company other than those allocated to any separate account of the Ceding Company. The General Account supports the Guaranteed Benefits and the base Annuity death benefit in excess of the Account Value under the Annuities

2 Separate Account Reserves. The term "Separate Account Reserves" as used in this Agreement means the reserve established by the Ceding Company in respect of Separate Account Liabilities

3 Modified Coinsurance Reserve. The term "Modified Coinsurance Reserve" as used is this Agreement, will be equal to the Account Value.

4. Reserve Strengthening. Any increase in reserves applicable to the business ceded under this Agreement that is implemented by the Ceding Company on a discretionary basis will be paid by the Ceding Company to the Reinsurer at the end of the Accounting Period during which the reserve strengthening occurs.

5. Riders Coinsurance. Riders will be reinsured on a coinsurance basis. Accordingly. the Reinsurer will establish a trust account and/or letter of credit pursuant to Article V for its quota share portion under this Agreement so that the Ceding Company may deduct full reserve credit in its statutory financial statements for such quota share portion

                                   ARTICLE VII

                           ACCOUNTING AND SETTLEMENTS

1. Quarterly Accounting Period. Each Accounting Period under this Agreement will be a calendar quarter, except that: (a) the initial Accounting Period runs from the Effective Date of this Agreement through the last day of the calendar quarter during which this Agreement is executed by both parties, and (b) the final Accounting Period runs from the end of the preceding Accounting Period until the terminal accounting date of this Agreement, as described in Article IX, Paragraph 2.

2.    Accounting Reports.

      A. Quarterly Accounting Reports. Quarterly accounting reports in the form of Schedule B attached hereto will be submitted to the Reinsurer by the Ceding Company not later than five (5) business days after the end of each Accounting Period Such reports will include information on the amount of Reinsurance Premiums, Gross Premiums, Contract/Administration Fees, Surrender Fees, mortality and expense risk charges (M&Es), Optional rider charges, Mutual Fund fee income, Total Reinsurance Premiums, Benefit Payments, Annuity Benefits, Claims, Annuity Payments, Surrender Benefits associated with Account Value, Cash Surrender Value and Cancellation Proceeds, Partial Withdrawals, Other Benefits, Total Benefit Payments, Commission and Expense Allowances, Commissions, Premium Taxes, Expense Allowances, Total Commission and Expense Allowance, Net Amount of Transfers, the Ceding Company's and Reinsurer's Settlement Amounts together with such Supplemental Information as required in Schedule B attached hereto

      B Monthly Reports The Ceding Company will provide the Reinsurer with monthly reports (whether in electronic or physical form as mutually agreed to by the parties) within five (5) business days after the end of each month during the term hereof accurately showing the detailed information with respect to the Annuities as set forth in Schedule B-1. The Ceding Company will provide the Reinsurer with such additional information as the Reinsurer may reasonably request.

      It is understood and agreed that the provisions of this Article are material to the Reinsurer's ability to accept the risks reinsured and adequately perform its risk management duties.

3 Quarterly Settlements. Within fifteen (15) calendar days after the end of each Accounting Period, the Ceding Company will calculate the sum of the following for the Accounting Period:

                  (i) Reinsurance Premiums and income of any type on the Annuities as determined in accordance with Article II, less

                  (ii)  Benefit Payments, as described in Article IV, less

                  (iii) the  Commission  and  Expense  Allowance  determined  in accordance with Article III, Paragraph 2, less

                  (iv) the net amount of Separate Account transfers, as set forth in Schedule B

                  If the quarterly settlement amount is positive, the Ceding Company shall pay such amount to the Reinsurer. Conversely, if the quarterly settlement amount is negative, the Reinsurer shall pay the absolute value of such amount to the Ceding Company

4 Amounts Due Quarterly Except as otherwise specifically provided in this Agreement, all amounts due to be paid to either the Ceding Company or the Reinsurer under this Agreement will be determined on a net basis at the end of each Accounting Period and will be due and payable within fifteen
      (15) calendar days after the end of the Accounting Period. All settlements of account between the Reinsurer and the Ceding Company will be made in cash or its equivalent

5 Annual Accounting Reports. The Ceding Company will provide the Reinsurer with annual accounting reports within thirty (30) calendar days after the end of the calendar year for which such reports are prepared. These reports will contain sufficient information about the Annuities reinsured hereunder to enable the Reinsurer to prepare its annual financial reports and to verify the information reported in Schedule B attached hereto, and will include, but not be limited to, Exhibit 5 ("Aggregate Reserve for Life Insurance") by reserve basis, Page 7 ("Analysis of Increase in Reserves During the Year"), Page 28 ("Exhibit of Number of Policies"), and Schedule S ("Reinsurance Activity") of the Annual Statement

6. Estimations. If the amounts set forth in Paragraph 3 above cannot be determined by the dates described in Paragraph 4 above, on an exact basis, such payments will be paid in accordance with a mutually agreed upon formula which will approximate the actual payments. Adjustments will then be made to reflect actual amounts when they become available Ceding Company will provide written notice to the Reinsurer as soon as reasonably practicable if the amounts described in Paragraph 3 above cannot be determined by the due date of the Quarterly Accounting Report.

7. Delayed Payments. For purposes of Paragraph 4 above, if there is a delayed settlement of a payment due, there will be an interest penalty, at the Delayed Payment Rate described in Paragraph 8 below, for the period that the amount is overdue. For purposes of this Paragraph, a payment will be considered overdue thirty (30) days after the date such payment is due

8. Delayed Payment Rate. The Delayed Payment Rate, on an annual basis, will be equal to 75 basis points plus the sum of the one month London Interbank Offered Rates (LIBOR) as published by The Wall Street Journal at the end of each calendar month ending during the current Accounting Period, divided by the number of calendar months ending during the current Accounting Period

9 Offset of Payments. All monies due either the Ceding Company or the Reinsurer under this Agreement or any other agreements between the parties will be offset against each other, dollar for dollar, regardless of any insolvency of either party. However, in the event of an insolvency of the Reinsurer, offsets will be allowed in accordance with Bermuda laws as such law exists as of the Effective Date of this Agreement In the event of insolvency of the Ceding Company, offsets will be allowed in accordance with the statutory, common and case laws of the state taking jurisdiction over the insolvency as such laws exist as of the Effective Date of this Agreement.

                                  ARTICLE VIII

                             DURATION AND RECAPTURE

1. Duration Except as otherwise provided herein, this Agreement is unlimited in duration

2. Reinsurer's Liability The liability of the Reinsurer with respect to say Annuity reinsured hereunder will begin simultaneously with that of the Ceding Company, but not prior to the Effective Date of this Agreement. The Reinsurer's liability with respect to any Annuity reinsured hereunder will terminate on the earliest of: (i) the date the Ceding Company's liability on such Annuity is terminated or (ii) the date this Agreement is terminated. Termination of the Reinsurer's liability is subject to payments in respect of such liability in accordance with the provisions of
      Article IX. In no event should the interpretation of this Paragraph imply a unilateral right of either party to terminate this Agreement

3 Termination for Nonpayment of Reinsurance Premiums or Other Amounts Due If the Ceding Company fails to pay the Reinsurance Premiums or any other amounts due to the Reinsurer pursuant to this Agreement, within twenty-five (25) days after the end of any Accounting Period, the Reinsurer may terminate this Agreement, subject to fifteen (15) days prior written notice to the Ceding Company, unless the Ceding Company shall have paid all amounts due and payable to the Reinsurer within fifteen (15) days of receipt of such notice The Reinsurer's right to terminate reinsurance will not prejudice its right to collect premiums and interest for the period reinsurance was in force, through and including the fifteen (15) day notice period

4 Termination for Cause If the Ceding Company fails to provide the Monthly Reports as required by Article VII, Paragraph 2(B) of this Agreement four
      (4) or more times during any calendar year, the Reinsurer may terminate this Agreement subject to thirty (30) days prior written notice to the Ceding Company; provided, however, that this provision shall operate only to the extent that it does not affect, prior to a termination by Reinsurer hereunder, the Ceding Company's ability to take full credit for reinsurance on its statutory financial statements, for the Annuities reinsured hereunder

5. Recapture. The Annuities may be recaptured at any time upon mutual agreement in writing between the Ceding Company and the Reinsurer and upon payment of the Recapture Charge In no event may the Ceding Company recapture anything other than one hundred (100%) percent of the quota share of the Annuities reinsured hereunder

6. Recapture Charge. In the event this Agreement is terminated in accordance with Paragraph 3, 4 or 5 above, or Paragraph 7 below, or Article XII, Paragraph 3, the Ceding Company will pay the Reinsurer a Recapture Charge equal to (i) minus (ii) where,

            (i) equals the Account Value, as of the terminal accounting date as if such Recapture had not occurred, times the rate for the applicable year, as set forth below:

                      -----------------------------------------
                            Year                           Rate
                      -----------------------------------------
                       2007-2008                            9%
                      -----------------------------------------
                       2009 -2010                           8%
                      -----------------------------------------
                       2011-2012                            7%
                      -----------------------------------------
                       2013-2014                            6%
                      -----------------------------------------
                       2015 and later                       5%
                      -----------------------------------------

            (ii) equals the Rider Benefit Liability, as calculated by the Reinsurer for GAAP purposes, as of the terminal accounting date as if such Recapture had not occurred, which could be positive or negative. The Rider Benefit Liability is a policy and fund level calculation which accounts for the contractual features of each specific guarantee. The guarantees are valued using actuarial assumptions as used by the Reinsurer for GAAP repotting purposes (which are available to the Ceding Company upon request) and capital market assumptions as follows:

Correlation
----------------------------------------------------------------------------------------------
                                                                                       Money
Class             S&P 500      Russell 2000      Nasdaq 100      SBBIG      EAFE       Market
----------------------------------------------------------------------------------------------
S&P 500             100.0%             77.0%           70.0%       5.0%      84.0%        0.0%
Russell 2000         77.0%            100.0%           53.9%       2.6%      64.7%        0.0%
Nasdaq 100           70.0%             53.9%          100.0%       2.6%      58.8%        0.0%
SBBIG                 5.0%              2.6%            2.6%     100.0%       3.7%        0.0%
EAFE                 84.0%             64.7%           58.8%       3.7%     100.0%        0.0%
Money Market          0.0%              0.0%            0.0%       0.0%       0.0%      100.0%
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                                                                       Money
Class             S&P 500      Russell 2000      Nasdaq 100      SBBIG      EAFE       Market
----------------------------------------------------------------------------------------------
Volatility           18.0%             18.0%           24.0%       4.0%      20.0%        1.0%
----------------------------------------------------------------------------------------------

      -----------------------
      yield  Curve
      All Years         5.00%
      -----------------------

      If the Recapture Charge is positive, the Ceding Company shall pay such amount to the Reinsurer Conversely, if the Recapture Charge is negative, the Reinsurer shall pay the absolute value of such amount to the Ceding Company.

7 Conversions and Internal Replacements Annuities converting to another annuity or policy pursuant to a contractual right to convert, whether listed on Schedule A attached hereto or not, shall not be reinsured under this Agreement Unless expressly approved by the Reinsurer in writing, the Ceding Company, its affiliates, successors or permitted assigns, shall not initiate a program of Internal Replacement that would include any of the reinsured Annuities. For purposes of this Agreement, the term "Internal Replacement" means any instance in which an Annuity or any portion of the cash value of an Annuity is exchanged for another policy or annuity, not covered under this Agreement, which is written by the Ceding Company, its affiliates, successors or assigns Notwithstanding the foregoing, an Internal Replacement shall not include a replacement for another policy written by the Ceding Company or any successor or affiliate if such replacement is initiated by the owner or a registered representative.

                                   ARTICLE IX

                       TERMINAL ACCOUNTING AND SETTLEMENT

1. Terminal Accounting. In the event that this Agreement is terminated in accordance with Article VIII, Paragraph 3 or 4, or all reinsurance under this Agreement is recaptured in accordance with Article VIII, Paragraph 5, a Terminal Accounting and Settlement will take place

2. Date. The terminal accounting date will be the earliest of: (1) the effective date of recapture pursuant to any notice of recapture given under this Agreement, (2) the effective date of termination pursuant to any notice of termination gives under this Agreement, or (3) such other date mutually agreed to in writing.

3.    Settlement. The Terminal Accounting and Settlement will consist of:

      (a) the quarterly settlement as provided in Article VII, Paragraph 3, computed as of the terminal accounting date; and,

      (b)   payment  of any  Recapture  Charge  determined  in  accordance  with
            Article VIII, Paragraph 6, computed as of the terminal accounting date; and,

      (c) in the event this Agreement is terminated in accordance with Article XII, Paragraph 3, the Reinsurer will pay the Ceding Company an amount equal to the sum of ((i) minus (ii)), but never less than zero, where:

            (i) equals the statutory reserve, as calculated by the Ceding Company in a manner mutually agreeable to the Ceding Company and the Reinsurer; and,

            (ii)  equals the amount as  determined  in Article  VIII,  Paragraph
                  6(ii).

      If the calculation of the Terminal Accounting and Settlement produces an amount owing to the Ceding Company, such amount will be paid promptly by the Reinsurer to the Ceding Company. If the calculation of the Terminal Accounting and Settlement produces an amount owing to the Reinsurer, such amount will be paid promptly by the Ceding Company to the Reinsurer.

4 Supplementary Accounting and Settlement In the event that, subsequent to the Terminal Accounting and Settlement as provided above, a change is made with respect to any amounts due, a supplementary accounting will take place pursuant to Paragraph 3 above. Any amount owed to the Ceding Company or to the Reinsurer by reason of such supplementary accounting will be paid promptly upon the completion thereof.

                                    ARTICLE X

                                REPRESENTATIONS

1. Solvency The Ceding Company and the Reinsurer each represent and warrant to the other that it is solvent in all jurisdictions in which it does business or is licensed to do business and each agrees to promptly notify the other party if it becomes insolvent, as defined in Article XII, Paragraph 1.

2. Representations The Ceding Company acknowledges that, at the Reinsurer's request, it has provided the Reinsurer with the information described in Schedules A and C prior to the execution of this Agreement by the Reinsurer. The Ceding Company represents that all factual information contained in these Schedules is complete and accurate in all material respects as of the date the document containing the information was prepared and provided to the Reinsurer by the Ceding Company. The Ceding Company represents that in compiling the information described in Schedule C it has used commercially reasonable and sound actuarial practices. The Ceding Company further represents that any assumptions made in preparing the information described above were based upon informed judgment and are consistent with sound actuarial principles The Ceding Company further represents that it is not aware of any omissions, errors, changes or discrepancies that would materially affect the information described above. The Reinsurer has relied on such data and the foregoing representations in entering into this Agreement. The Ceding Company's representations contained in this Paragraph shall be continuing representations and shall apply to all amendments which may be made to the information in Schedules A and C and the Reinsurer will rely on such representations in entering into any such amendments.

3 Tax Status. The Reinsurer represents and warrants that it has made an election under Section 953(d) of the Internal Revenue Code to be treated as a United States domestic corporation, which election will not be changed, and that it is subject to United States taxation under either Subchapter L of Chapter 1, or Subpart F of Subchapter N of Chapter 1 of the Code.

                                   ARTICLE XI

                                   ARBITRATION

Arbitration. Except as provided in Paragraph 1 of Article XIII, any and all disputes arising out or relating to this Agreement, including but not limited to disputes relating to its formation or validity shall be submitted to binding arbitration. Any arbitration shall be based upon the Procedures for the Resolution of U.S. Insurance and Reinsurance Disputes dated April 2004 (the "Procedures"), as supplemented or limited by the subparagraphs below.

      (a) The Panel shall consist of three disinterested arbitrators, one to be appointed by the Petitioner, one to be appointed by the Respondent and the third to be appointed by the two party-appointed arbitrators. The third arbitrator shall serve as the umpire, who shall be neutral. The arbitrators and umpire shall be persons who are current or former officers or executives of an insurer or reinsurer. Within twenty (20) days of the commencement of the arbitration proceeding, each party shall provide the other party with the identification of its party-appointed arbitrator, his or her address (including telephone, fax and e-mail information) and provide a copy of the arbitrator's curriculum vitae If either party fails to appoint an arbitrator within that twenty (20) day period, the non- defaulting party will appoint an arbitrator to act as the party-appointed arbitrator for the defaulting party. The two party-appointed arbitrators shall seek to reach agreement on an umpire as soon as practical but no later than twenty (20) days after the appointment of the second arbitrator. The party-appointed arbitrators may consult, in confidence, with the party who appointed them concerning the appointment of the umpire.

      (b) Where the two party-appointed arbitrators have failed to reach agreement on an umpire within the time specified in subparagraph (a) above, each party shall propose to the other in writing, within seven (7) days thereafter, eight umpire candidates each of whom meets the requirements for umpires set forth above. The umpire will then be selected in accordance with the Procedures Unless the Parties agree otherwise, the ARIAS U.S. Umpire Questionnaire Form in effect at the time of the commencement of the arbitration shall be used.

      (c) The arbitration shall take place in the Ceding Company's state of domicile, and shall commence no later than forty five (45) days after the appointment of the umpire

      (d) Unless prohibited by law, the federal and state courts of the Ceding Company's state of domicile shall have exclusive jurisdiction over any and all court proceedings that either party may initiate to compel arbitration or to enforce an Arbitration Award. The decision of the Panel shall be delivered to the parties no later than twenty
            (20) days after the close of the arbitration proceedings, and shall be final and binding. In no event shall the Panel include in the Arbitration Award any punitive, exemplary or other form of extra contractual damages.

      (e) Unless the Panel orders otherwise, each party shall pay: (1) the fees and expenses of its own arbitrator; and (2) an equal share of the fees and expenses of the umpire and of the other expenses of the arbitration Any counsel fees incurred by a party in the conduct of arbitration will be paid by the party incurring the fees.

      (f) In the event of any conflict between the Procedures and this Article, this Article, and not the Procedures, will control. This Article shall survive the expiration or termination of the Agreement

                                   ARTICLE XII

                                   INSOLVENCY

1. Insolvency of a party to this Agreement. A party to this Agreement will be deemed "insolvent" when it:

            (a) Applies for or consents to the appointment of a receiver, rehabilitator, conservator, liquidator or statutory successor of its properties or assets or;

            (b)   Is adjudicated as bankrupt or insolvent or;

            (c) Files or consents to the filing of a petition in bankruptcy, seeks reorganization to avoid bankruptcy or an arrangement with creditors or takes advantage of any bankruptcy, dissolution, liquidation, rehabilitation, conservation or similar law or statute; or

            (d) Becomes the subject of an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the party's domicile.

            In the event a party becomes insolvent, it will promptly notify the other party.

2. Ceding Company's Insolvency. In the event of the Ceding Company's insolvency, (i) any payments due the Ceding Company from the Reinsurer pursuant to the terms of this Agreement will be made directly to the Ceding Company or its domiciliary liquidator, and (ii) the reinsurance will be payable by the Reinsurer on the basis of the liability of the Ceding Company under the Annuities reinsured, as approved by the liquidation court, without diminution or increase because of the insolvency of the Ceding Company. The domiciliary liquidator of the Ceding Company will give the Reinsurer written notice of the pendency of a claim against the Ceding Company on any Annuity reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of any such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which the Reinsurer may deem available to the Ceding Company or its liquidator. The expense thus incurred by the Reinsurer will be chargeable, subject to court approval, against the Ceding Company as a part of the expense of liquidation to the extent of a proportionate share of the benefit that may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer

3. Reinsurer's Insolvency. In the event of the Reinsurer's insolvency, the Ceding Company shall have the right to recapture the Annuities. Upon giving notice to the Reinsurer, the Ceding Company may recapture any and all of the business reinsured by the Reinsurer under this Agreement. Termination of the Reinsurer's liability under this Paragraph is subject to payments in respect of such liability in accordance with the provisions of Article VIII of this Agreement.

                                  ARTICLE XIII

            SPECIAL DISPUTE RESOLUTION PROCEDURES AND INDEMNIFICATION

1 Disputes over Calculations. This section is intended to address disputes between the Ceding Company and the Reinsurer solely to the extent they relate to one or more specific calculations. Any such disputes not resolved pursuant to this Paragraph 1 shall be resolved pursuant to
      Article XI. Rights, duties or obligations resulting from either party's failure to act other than in accordance with the provisions of this Agreement shall be subject to Article XI. This section shall survive termination of this Agreement.

            a. If a dispute arises between the Ceding Company and the Reinsurer in regards to the calculation of any amounts to be paid or reserved (including Reinsurance Premiums, Benefit Payments, Quarterly Settlement Payments, Coinsurance Reserve, and Recapture Charge) which cannot be resolved by the parties within thirty (30) calendar days, then the Ceding Company and Reinsurer will each prepare written reports describing the calculation in dispute.

            b.    Within  ten (10)  business  days after the close of the thirty
                  (30) day internal resolution period, these written reports will be submitted to a mutually acceptable third party actuary, accountant or investment professional (the "Outside Expert").

            c. Within a thirty (30) calendar day period, the Outside Expert will determine a dollar amount (or other value, as applicable) for the disputed calculation which will fall in the range between the values proposed by the Ceding Company and the Reinsurer.

            d. The fees, costs and expenses of retaining the Outside Expert will be shared equally between the Ceding Company and the Reinsurer.

2. Indemnification. Notwithstanding any action that may be taken in accordance with the terms of this Agreement, if one party substantially fails to perform an obligation specified in this Agreement, the other party shall have the right to be indemnified and held harmless by the other party in respect of all costs, expenses, claims and losses arising out of such failure to perform. The indemnity shall be such as to put the other party in the same financial position as it would have been if such failure had not occurred. If such indemnity is required in conjunction with a termination of this Agreement such indemnity shall be paid in addition to the Terminal Accounting and Settlement. This section does not prejudice any other rights or remedies which may be available to either party under the terms of this Agreement.

                                   ARTICLE XIV

                          EXECUTION AND EFFECTIVE DATE

In witness of the above, this Agreement is executed in duplicate on the dates indicated below with an Effective Date as of October 1, 2007.


ATTEST:                           SECURITY BENEFIT LIFE INSURANCE COMPANY

By: /s/ [ILLEGIBLE]               By: /s/ Thomas A. Swank
    ---------------                   -------------------

Title: Asst. Secretary            Title: Senior Vice President & COO

Date: 12/17/07                    Date: 12/17/07


ATTEST:                           UNION HAMILTON REINSURANCE, LTD

By: /s/ [ILLEGIBLE]               By: /s/ [ILLEGIBLE]
    ---------------                   -------------------

Title: Alternate Director         Title: VICE PRESIDENT

Date: 12/17/07                    Date: DECEMBER 17, 2007

                                   SCHEDULE A

                          ANNUITIES AND RISKS REINSURED

Annuities and Risks Reinsured. The amount of reinsurance under this Agreement will be a quota share, as set forth below, of the Ceding Company's variable annuities and riders which are issued by the Ceding Company in effect on or prior to the Effective Date of this Agreement and described below:

--------------------------------------------------------------------------------
     Product              Form Number           Securities Act of 1933 Number
--------------------------------------------------------------------------------
 AdvisorDesigns           V6029 11-00                 File No 333-52114*
                          V6029 11-00U
--------------------------------------------------------------------------------
 * The prospectus is included within registration statement no. 333-52114,
--------------------------------------------------------------------------------

The following riders, and any state variations thereof, are reinsured hereunder;

--------------------------------------------------------------------------------------------------------
                       Rider                                                    Form Number
--------------------------------------------------------------------------------------------------------
 Guaranteed Minimum Income Benefit Rider                                         V6065 8-00
--------------------------------------------------------------------------------------------------------
 6% Dollar for Dollar Guaranteed Minimum Income Benefit                   V6094 5-05; V6094R 9-05
--------------------------------------------------------------------------------------------------------
 Annual Stepped Up Death Benefit Rider                                          V6063 8-00
--------------------------------------------------------------------------------------------------------
 Guaranteed Growth Death Benefit Rider                                         V6063-1 8-00
--------------------------------------------------------------------------------------------------------
 Combined Annual Stepped Up Rider and Guaranteed Growth Death                  V6063-2 8-00
 Benefit Rider
--------------------------------------------------------------------------------------------------------
 Enhanced Death Benefit Rider                                                   V6078 4-01
--------------------------------------------------------------------------------------------------------
 Combined Enhanced and Annual Stepped Up Death Benefit Rider                    V6079 4-01
--------------------------------------------------------------------------------------------------------
 Combined Enhanced and Guaranteed Growth Death Benefit Rider                    V6076 4-01
--------------------------------------------------------------------------------------------------------
 Combined Enhanced, Annual Stepped Up, and Guaranteed Growth Death              V6077 4-01
 Benefit Rider
--------------------------------------------------------------------------------------------------------
 Death Benefit - Return of Premium Beyond Issue Age 80 (Florida only)          V6082FL 5-01
 Rider
--------------------------------------------------------------------------------------------------------
 Annual Stepped Up Death Benefit Beyond Age 80 (Forida only) Rider             V6081FL 5-01
--------------------------------------------------------------------------------------------------------
 6% Dollar for Dollar Guaranteed Minimum Income Benefit and Guaranteed    V6095 5-05; V6095R 9-05
 Minimum Death Benefit
--------------------------------------------------------------------------------------------------------
 Guaranteed Minimum Withdrawal Benefit Rider                                    V6086 10-03
--------------------------------------------------------------------------------------------------------
 Total Protection Rider                                                         V6087 10-03
--------------------------------------------------------------------------------------------------------
 Extra Credit Rider/ Bonus Credit Rider                                   V6067 8-00; V6084 11-0l
--------------------------------------------------------------------------------------------------------
 Waiver of Withdrawal Charge Rider                                              V6064 8-00
--------------------------------------------------------------------------------------------------------
 Alternate Withdrawal Charge Rider                                        V6069 10-00; V6069 2-05
--------------------------------------------------------------------------------------------------------

The quota share reinsured hereunder will be 85% During the term of this Agreement, the Ceding Company or an affiliate thereof will retain not less than 15% percent of the liability on the Annuities reinsured hereunder which liability or any portion thereof shall not be reinsured by the Ceding Company without the prior written consent of the Reinsurer.

                                   SCHEDULE B

                  QUARTERLY REPORT OF ACTIVITY AND SETTLEMENTS

                        FROM CEDING COMPANY TO REINSURER

                               Accounting Period:_________________
                               Calendar Year: ____________________
                               Date Report Completed: ____________

                                                                                         SBL
                                                                                    ---------------
A. REINSURANCE PREMIUMS

1) Gross Premiums, including bonus credits and credit enhancements (Article II);    $            --

2) Contoct/Adiministration Fees (Article II);                                                    --

3) Surrender Fees (CDSC) (Article IV, Paragraph 8);                                              --

4) M&Es (Article II);                                                                            --

5) Optional rider charges (Artels II);                                                           --

6) Mutual Fund Fee Income (12b-l and service fees) (Article II);                                 --

      A. TOTAL REINSURANCE PREMIUMS (1+2+3+4++5+6)

B.    BENEFIT PAYMENTS (Article IV)

7) Annuity Benefits Associated with Aecount Value:                                               --

      a.    Claims (Art IV, Paragraph 2)

      b.    Annuity Payments (Art IV, Paragraph 8)

      c.    Total Annuity Benefits (a+b)

8) Surrender Benefits Associated with Account Value:                                             --

      a.    Cash Surrender Value and Cancellation Proceeds (Art, IV, Paragraph 3)
      b.    Partial Withdrawals (Art. IV, Paragraph 4)
      c.    Total Surrender Benefits (a+b)

9) Other Benefits:                                                                               --
GMIB, GMWB, GMAB, death benefit claims in excess of Account Value, bonus credits and credit enhancements (Article IV, Paragraph 6)

      B.    TOTAL BENEFIT PAYMENTS (7+8+9)

C.    COMMISSION AND EXPENSE ALLOWANCES (Article III)

10) Commissions (Article III, Paragraph 2(i)(b)):
      Regular                                                                                    --
      Trail                                                                                      --
                                                                                    ---------------
        Total                                                                                    --

11) Premium Taxes (Article III, Paragraph 2(i)(c)):
     Premium and miscellaneous taxes

12) Expense Allowances (Article III, Paragraph 2(ii)):

      a.    Policy Count - beginning of period

      b.    Policy Count - end of period                           -------------

      c.    Average Policy Cout (a+b / 2)                          -------------

      d.    $20 (* adjusted per Article III, Paragraph 2(ii)(a))   -------------

      e.    Expense Allowance (d x c)                                         --

      C. TOTAL COMMISSION AND EXPENSE ALLOWANCE (10+11+12)

D.    NET AMOUNT OF TRANSFERS

      a.    Release of Account Value from Separate Account
            Liabilities for Claims

      b.    Release of Account Value from Separate Account
            Liabilities for Annuity Payments

      c.    Release of Account Value from Separate Account
            Liabilities for Cash Surrender Value and
            Cancellation Proceeds

      d.    Release of Account Value from Separate Account
            Liabilities for Partial Withdrawals

      e.    Addition of Separate Account for Gross Premiums

                                                                   -------------

                                                                   ============
      D. TOTAL NET AMOUNT OF TRANSFERS (-a-b-c-d+e)
                                                                   ============

                                                                   ============
          SETTLEMENT AMOUNT (A - B - C - D)
          (Article VII, Paragraph 3)                               $         --
                                                                   ============

      Supplemental Information

      Beginning of Period Account Value                            -------------

            Plus Premiums                                          -------------

            Minus Account Value Released on Surrenders             =============

            Minus Surrender Charges                                =============

            Minus Account Value Released on Partial Withdrawals    =============

            Minus Account Value Released on death benefits         =============

            Minus M&Es                                             =============

            Minus administrative charges                           =============

            Minus optional rider charges                           =============

            Plus or Minus Investment Performance                   =============

      End of Period Account Value                                  =============

                                         Beginning of Period     End of Period
                                         -------------------     -------------

Guaranteed Death Benefit Account Value   -------------------     -------------

Guaranteed CMIB Account Value            -------------------     -------------

Guaranteed GMAB Account Value            -------------------     -------------

                                  SCHEDULE B-1

                              MONTHLY SERIATIM DATA

                       FROM CEDING COMPANY TO REINSURER

Monthly Seriatim File
-----------------------
Polnum
CFR-LOB
EYPlan
Issue Age (Birthday)
Duration
Sex
Issue Year
Issue Month
Totel_FV
Prem in last 12 months
Gross Premium
Total PWs
ROP
StepUp
Rollup
Total Stat Res by CARVM, AG34, AG39
Total_CV
Loan
Guar Int
Fixed FV
Var FV
EquityClass
BondClass
BalancedClass
SpecialtyClass
Money MarketClass
SC Rider Charge
GMDB Rider Charge
GMDB_Type
StepUp Yr
RollUp %
Enh DB Ind
GMDB Results Code
GMIB Rider Charge
GMIB_Growth
GMIB
GMWB Rider Charge
GMWB_LIM_PC
GMWB_BEN_PC
GMWB-LIMIT
GMWB-BEN
GMAB Rider Charge
GMAB_LIM_PC
GMAB_BEN_PC
GMAB_LIMIT
GMAB_BEN
VAGLBRES

CredEnh Rider Charge
XCRD_BONS_PC
XCRD Amount
SCHG_CODE
Issue Day
Effective dates for Living Benefits (GMAB, GMWB, GMIB) - if different from issue date
Date of last GMWB reset
CDSC Rider
DB Rider
GMIB Rider
GMWB Rider
Credit Enhancement Rider(s)
Automatic Bonus Credit Rider
Single/Joint Policy Indicator
Total Fund Value each individual fund allocation
State of Residence
Net Asset Value (NAV) for each fund
Annuity Unit Value (AUV) for each policy foreach fund

                                   SCHEDULE C

                               CEDING COMPANY DATA

Email from Terry Tincher of Ceding Company to Andrea Kawassaki of Reinsurer dated October 18, 2007 titled "FW: VA Block" containing Ceding Company's request for a bid along with numerous files of the block of business and the following files: "AdvisorDesignsNY PDF" "AdvisorDesigns pdf" "B 15,012 Designs V6029 pdf" "72 22 Alt WD Charge Rider - FSB223 (5-04) pdf" "7.2 23 Alt WD Charge Rider V6069 (10-00).pdf" "7 2 25 ASU & GG DB Rider V6063-2 (8-00).pdf" "7 2 30 ASU DB
Rider FSB218 (10.01).pdf "7.2 31 ASU DB Rider V6063 (8-00).pdf "7.2 35 Credit
Enh Rider - FSB222 (7.02) pdf "7.2.36 Credit Enh Rider V6084 (11-01).pdf" "7
2.41 Disability Rider FSB220 (10-0l).pdf" "7 2 42 Disability Rider V6064 (8.00).pdf" "7.2 48 Dollar for Dollar GMIB & GMDB Rider V6095 (R9-05).pdf" "Advisor Designs Persistency 2004-2007.xls" "ADVDES_Comm (2).xls" "MExls"

Email from Terry Tincher of Ceding Company to Andrea Kawassaki of Reinsurer dated October 18, 2007 titled "FW Wtd_Net_Exp_Ration_AdvancedDesign_20070930
(2) (2).xls" containing net expense ratios and revenue sharing for each fund and the fallowing file: "Wtd_Net_Exp_Ratio_AdvancedDesign_20070930 (2) (2) xls"

Email from Terry Tincher of Ceding Company to Andrea Kawassaki of Reinsurer dated October 18, 2007 titled "FW: RE: AdvisorDesigns Inforce files - 9/30/20Q7" containing three zip files with inforce information for AdvisorDesigns and AdvisorDesigns-NY and the following 3 files: AdvisorNY_Var_Funds__0907 wae" "AD_Detail_0907.wac" "Advisor_Funds_0907 wae"

Email from Terry Tincher of Ceding Company to Andrea Kawassaki of Reinsurer dated October 18, 2007 titled "FW; AdvisorDesigns Benchmarks xls" containing the benchmarks for all of the AdvisorDesigns sub accounts and the following file:
"AdvisorDesigns Benchmarks.xls",

Email from Terry Tincher of Ceding Company to Andrea Kawassaki of Reinsurer dated October 18, 2007 titled "FW: Fund Prospectuses" containing the AdvisorDesigns underlying fund prospectuses and the following files; "ftvip 2007 Prospectus.pdf" "May 1 2007, VT Opportunity.pdf" "VanKampenLITGov.pdf" "AIM VI CapitalAppreciation,pdf" "AIM VI InternationalGrowth,pdf "AIM VI MidCapCoreEquitypdf" "DirexionDynamicVPHYBond.pdf" "FederatedFund for USGovSec pdf". "FederatedHighlncomeBondII.PDF" "FidelityVIPContrafund.pdf"
"FidelityVIPGrowthOpp.pdf" "FidelityVIPIndex500.pdf" idelityVIPInvestmentGradeBd pdf". "NeubergerBermanAMT Guardian.pdf "NeubergerBermanAMTPartners.pdf" "OppenheimerMainStSmalCap. pdf" "PIMCOVIILowDuration.pdf" "PIMCOVIIRealReturn ..pdf "PIMCOVITStocksPLUSGrowth&Inc.pdf" "PIMCOVITTotalReturn.pdf"
"RVT-CLSAdviserOneAmerigoBerolinaClermont. pdf "RydexVTFamilyofFunds.pdf"
"SBL_Fund. pdf"

Email from Terry Tincher of Ceding Company to Andrea Kawassaki of Reinsurer dated October 18, 2007 titled "FW: InforceData0907 .xls" containing summary inforce data as of 9/30/07 for the VA block and the following file "InforceData0907.xls".

Email from Terry Tincher of Ceding Company to Andrea Kawassaki of Reinsurer dated October 18, 2007 titled "FW: Projected Cash Flows" containing an analysis on the block of business based on 3/31 data and on Ceding Company's Prophet model. The spreadsheet contains a projected income statement and balance sheet as of 3/31/07 based on Ceding Company's model and the following file:
"ADVDES_bal_inc_033107.xls"

Email from Terry Tincher of Ceding Company to Andrea Kawassaki of Reinsurer dated October 18, 2007 titled "FW: VA Block" containing some additional information about Advisor Designs and the following files: "3 3.02 SBL-Distribution.pdf "3.7 0l FSBL- SDI Distribution. pdf" "3.7,05 FSBL AdvisorsDesigns Commission Schedule pdf" "3.7,01 SBL-SDI Marketing Org Agree Amend.pdf "3 7.02 SBL, Marketing Org Agree.pdf' "3.7 03 AdvisorDssigns Comm.pdf" "3.7.04 SDI Variable Product Agree.pdf" "7.4 Sales history by year.pdf" "AdvisorDesigns Death Benefit .xls" "AdvisorDes Wkly Rtns.xls" "ADVDES Daily_NAV.XLS" "AdvisorbyBDandState0307.xls" "ADVDES_AVrollforward xls"

Email from Terry Tincher of Ceding Company to Lou Hensley of Reinsurer dated October 24, 2007 titled "FW: PV by IRS Section" containing data relating to the block of business by fund values and the following file: "Queryl.xls"

Email from Terry Tincher of Ceding Company to Andrea Kawassaki of Reinsurer dated October 24, 2007 titled "FW: Emailing; AdvisorDesigns Specs" containing pricing information for the AdvisorDesigns product and the following file:
"AdvisorDesigns Specs.doc"

Email from Terry Tincher of Ceding Company to Andrea Kawassaki of Reinsurer dated October 25, 2007 titled "FW: AD Persistency 2004-2007" containing updated lapse worksheet with pricing assumptions and the following file: "Advisor Designs Persistency 2004-2007.xls"

Email from Tim Gaule of Ceding Company to Andrea Kawassaki of Reinsurer dated October 25, 2007 titled "RE: fund ID question" containing fund mapping and the following file "VarFundCodes.xls"

Email from Tim Gaule of Ceding Company to Andrea Kawassaki of Reinsurer dated November 15, 2007 titled "FW: SBL in force - due diligence list" containing the following sixteen (16) rider contracts: "6% Dollar for Dollar GMIB Rider V6094 (5-05).pdf" "ASU DB Rider (Age 80) V6081 FL (5-01).pdf" "Credit Enh Rider V6067 (8-00) [obsolete] pdf" "Credit Enh Rider' V6084 (11-01) pdf" "Enh & ASU DB Rider V6079 (4-01).pdf" "Enh & GG DB Rider V6076 (4-01).pdf" "Enh DB Rider V6078 (4-01).pdf" "Enh, ASU & GG DB Rider V6077 (4-01).pdf" "GG DB Rider V6063-1 (8-00).pdf" "GMIB Rider, FSB240 (5-04) [NY].pdf" "GMIB Rider V6065 (8-00)pdf"
"GMWB Rider - FSB241 (5-04) [NY].pdf "GMWB Rider V6086 (10-03)pdf "Guar lnc Benefit Rider V6065 (8-00)pdf "ROP DB Rider (Age 80) V6082 FL (5-01).pdf"
"Total Protection Rider V6087 (10-03).pdf"

Email from Tim Gaule of Ceding Company to Andrea Kawassaki of Reinsurer dated November 15, 2007 titled "RE: Additional Requests" containing Reinsurer's Settlement Amount in an excel file; "Wachovia Settlement Amounts xls"

Email from Tim Gaule of Ceding Company to Andrea Kawasaki of Reinsurer dated November 15, 2007 titled "FW: Rider Listing as of 9/30" containing a seriatim rider list in an excel file named "AD Seriatim Rider List 09302007.xls"

Email from Tim Gaule of Ceding Company to Andrea Kawassaki of Reinsurer dated November 16, 2007 titled, "ADVD__REV_ITEMS.xls" containing an excel file with dynamic validation named "ADVD_RBV_ITEMS.xls"

Email from Tiro Gaule of Ceding Company to Lou Hensley of Reinsurer dated November 19, 2007 titled "FW: 0539646.pdf containing the Advisor Designs contract form in a file named "AdvisorDesign_PP_Sample_114945.pdf"

Email from Tim Gaule of Ceding Company to Andrea Kawassaki of Reinsurer dated November 27, 3007 titled "FW: Automatic Bonus Credit Rider" containing policy forms in files named "FSB238 (7-02) Bonus Credit Endorsement pdf" "Credit Enhancement Rider V6084 (11-01).pdf" "V6094 (5-05) Massachusetts.pdf" "V6095 (5-05) Massachusetts.pdf"

Email from Tim Gaule of Ceding Company to Andrea Kawassaki of Reinsurer dated November 27, 2007 titled "FW; Question about Ced Company Data" verifying there are no lawsuits pending that are related to the AdvisorDesigns annuity block.

Email from Tim Gaule of Ceding Company to Johanne Hawk of Reinsurer dated December 14, 2007 titled "FW: Unisex version of Contract is attached Thanks" containing the AdvisorsDesigns unisex contract in a file named
"AdvisorGeneric_PP.PDF"

Email from Amy Lee of Ceding Company to Johanne Hawk of Reinsurer dated December 17, 2007 titled "Rider forms are attached for your reference" containing policy forms in files named" V6094 (R9-05).pdf" and "V6069 (2-05).pdf"

                                    EXHIBIT I
                         RESERVE CREDIT TRUST AGREEMENT

                                    EXHIBIT I

                         RESERVE CREDIT TRUST AGREEMENT

  Attached to the Reinsurance Agreement Number 10107, effective October 1, 2007 by and among

                         UNION HAMILTON REINSURANCE, LTD
                                   ("Grantor")

                     SECURITY BENEFIT LIFE INSURANCE COMPANY
                                 ("Beneficiary")

                                       And

                          US BANK NATIONAL ASSOCIATION

                                   ("Trustee")

                           Dated as of October 1, 2007

                         RESERVE CREDIT TRUST AGREEMENT

      THIS AGREEMENT made as of October 1, 2007, by and among Union Hamilton Reinsurance. Ltd, an insurance company organized and existing undar the laws of Bermuda (the "Grantor"), Security Benefit Life Insurance Company, an insurance company organized and existing under the laws of Kansas (the "Beneficiary") and US Bank National Association, a banking corporation organized and existing under the laws of the United States and with its principal place of business in the State of Wisconsin (the "Trustee"}.

                                   WITNESSETH

      WHEREAS the Grantor and the Beneficiary have entered into Reinsurance Agreement Number 10107 (the "Reinsurance Agreement") under which the Grantor agreed to provide security for its parformance owed to the Beneficiary; and

      WHEREAS the Beneficiary and the Grantor intend that the Beneficiary be permitted to take full credit on its records for the portion of the reserves ceded the Grantor under the Reinsurance Agreement; and

      WHEREAS the Grantor and the Beneficiary desire to create a trust account, to hold assets as security for the performance by the Grantor of its obligations under the Reinsurance Agreement; and

      WHEREAS the Trustee is willing to act as the trustee of the trust account under the terms and conditions specified herein.

                  NOW THEREFORE, the parties agree as follows:

                                    ARTICLE I.

PROVISIONS RELATING TO THE TRUST ACCOUNT

Section 1.01. The Grantor hereby establishes a trust account (the "Trust Account") with the Trustee at the Trustee's office at 1555 N RiverCenter, Suite 301, Milwaukee, WI 53212, upon the terms and conditions hereinafter set forth. The Trust Account established hereunder is for the sole benefit of the Beneficiary and the assets deposited therein shall he subject to withdrawal by the Beneficiary solely as provided herein. As used herein, the term "Beneficiary" shall include any success of the Beneficiary by operation of law, including, without limit, any liquidator, rehabilitate, receiver or conservator. Except as provided in Sections 3.01 and 3.03, the Trust Account will remain in effect for as long as the Grantor has outstanding obligations under Reinsurance Agreement

Section 1.02. (a) The Trustee and its lawfully appointed successors is and are authorized and shall have power to receive such funds and other property as the Grantor from time to time may transfer or remit to or vest in the Trustee or place in the Trustee's hands or under the Trustee's control, or as otherwise deposited in the Trust Account and to hold, invest, reinvest manage and dispose of the same for the uses and purposes and in the manner and according to the provisions hereinafter set forth. All such trusteed assets at all times shall be maintained by Trustee as a trust account, separate and distinct from all other assets

                 (b) The assets in the Trust Account (the "Trust Assets") must be held in a safe place as specified in (c) below or at the Trustee's office in the United States. The Trust Assets must be segregated from other assets of the Trustee or the assets of Trustee's other clients.

                 (c) The Trustee shall have the right to hold property on an uncertificated basis with the issuer or in book-entry form. The Trustee shall determine that all Trust Assets are in such form that the Beneficiary, or the Trustee upon direction by the Beneficiary, may whenever necessary negotiate any such assets, without consent or signature from the Grantor or any other person or entity.

Section 1.03. Assets deposited in the Trust Account and investments and reinvestment thereof shall consist only of currency of the United States of America, certificates of deposit issued by a United States bank and payable in currency of the United States of America, government agency mortgage basked securities, and investment grade assets of the types permitted by the Kansas Insurance Code, or any combination of the above, provided that such investments are issued by an institution that is not the parent, subsidiary or affiliate of either the Beneficiary or the Grantor ("Authorized Investments") Any deposit or investment direction by the Grantor (as provided for in Section
                 1.08 below) or substitution (as provided in Section 1.08 below) shall be given to the Trustee in writing including a certification that the assets so deposited or to be purchased pursuant to such investment direction or so substituted are Authorized Investments. The Trustee shall not be responsible for determining whether any Trust Assets are or continue to be Authorized Investment or whether the Trust Assets are sufficient to secure the Grantor's obligations.

Section 1.04. The Grantor shall, upon execution of this Reserve Credit Trust Agreement ("Trust Agreement"), and from time to time thereafter as required, execute assignments, endorsements in blank or other transfer instruments with respect to all securities or other property standing in the Grantor's name which are delivered to the Trustee to form a part of the Trust Account so that, whenever necessary, the Beneficiary (or the Trustee upon direction of the Beneficiary) can negotiate, any such asset without the consent or signature of the Grantor or any other person or entity Any assets received by the Trustee which are not in such proper negotiable form or accompanied by the appropriate transfer documents shall not be accepted by the Trustee and shall be returned to the Grantor as unacceptable.

Section 1.05. (a) The Trustee is authorized to transfer into the name of nominees selected by it all registered securities from time to time held under this Trust Agreement, The Trustee shall be responsible for the acts of its nominee with respect to such securities

                 (b) The Trustee is authorized, without further information, to exchange securities in temporary from for securities in definitive form, and to effect an exchange of the shares where the par value of stock is changed, against payment therefore in accordance with accepted industry practice Except as provided in Section 1.08, the Trustee shall allow no substitutions or withdrawals of Trust Assets, except on written instructions from the Beneficiary; provided, however, that the Trustee may without the consent of but with notice to the Beneficiary, upon call or maturity of any Trust Asset, withdraw such asset provided that the proceeds of any withdrawal at maturity of call are paid into the Trust Account The Trustee shall have no duty to notify the Grantor of any rights, duties, limitations, conditions or other information set forth in any security (including mandatory or optional put, call and similar provisions), but the Trustee shall forward to Grantor any notices or other documents subsequently received in regard to any such security. The Trustee shall maintain securities received in bearer form unless instructed by the Grantor to exchange such securities for securities in registered form. If any Trust Assets registered in the name of a nominee of 'the Trustee are called for partial redemption by the issuer of such Trust Assets, the Trustee shall be authorized to aliot the called portion to the respective beneficial holders of such Trust Assets pursuant to fair and equitable lottery procedures established by the Trustee from time to time

                 (c) Where redemption options, tenders or other like rights with respect to securities have fixed expiration dates, the Grantor understands that in order for the Trustee to act, the Trustee must receive the Grantor's instructions at its offices, addressed as the Trustee may from time to time request, by no later than 9:00 a.m. (Trustee's local time) at least one business day prior to the last scheduled date to act with respect thereto (or such earlier date or time as the Trustee may notify the Grantor) Absent the Trustee's timely receipt of such instruction, such instruments will expire without liability to the Trustee unless the Trustee did not, with due diligence, provide the Grantor with timely and appropriate information.

Section 1.06. (a) All dividends, interest and other income resulting from the investment of the Trust Assets shall, at the written direction of the Grantor be forwarded promptly by the Trustee to the Grantor or deposited into a separate account in the Grantor's name; however, that except as provided in subsection (b) below Trustee shall have no obligation with respect to the collection of such income.

                 (b) From time to time, the Trustee may elect, but shall not be obligated, to credit the Trust Account with the amount of interest, dividends or principal payments due on Trust Assets before actually receiving such payments from a payor, central depository, broker or other agent employed by the Grantor or the Trustee. Any such crediting shall be at the Grantor's sole risk, and the Trustee shall be authorized to reverse any such credit in the event it does not receive good funds from the payor, central depository, broker or agent The Trustee shall not be required to enforce collection by legal means or otherwise or any such payment, but shall use reasonable diligence to make all such collections as may be effected in the ordinary course of business,

                 (c) It is understood that the Trustee is not required to make advances of cash, securities or any other property on behalf of the Trust Account, or permit overdrafts in the Trust Account, in connection with the acquisition or disposition of Trust Assets.

Section 1.07. The Grantor directs the Trustee not to disclose the Grantor's name, address and securities positions to issuers of securities held in the Trust Account, pursuant to SEC rules implementing The Shareholder Communications Act of 1985

                 The Grantor's address is as set forth on the signature page hereof The Grantor and the Beneficiary each certify that their respective Taxpayer Identification Numbers set forth on the last page hereof are correct and that the Grantor and the Beneficiary each are not subject to "backup withholding" under section 3406 (a) (1) (c) of the Internal Revenue Code or any successor provision when the appropriate original tax form, W-8BEN or W-9, is given to the Trustee The Grantor and the Beneficiary agree to notify the Trustee immediately in writing of any change in the information sat forth in this paragraph

Section l.08.    The Trustee,  at  the Grantor's written  direction,  may invest and accept substitution of any funds in the Trust Account provided that no investment or substitution shall be made without the prior approval of the Beneficiary, unless the Trustee determines that the investments and substitutions are Authorized investments defined in Section 1.03 hereof and that any substitutions are at least equal in market value to the Trust Assets withdrawn

                 The Trustee shall execute any direction to buy or sell securities and settle securities transactions itself or through a duly licensed broker or agent. The Trustee shall not be responsible for any act or omission, or the solvency, of any such broker or agent unless the act or omission is the result of the Trustee's negligence, willful misconduct of lack of good faith Any loss incurred from any investment directed by the Grantor shall be borne exclusively by the Trust Account

Section 1.09. The Grantor shall have the full, unqualified right to vote and execute consents and to exercise any and all proprietary rights not inconsistent with this Trust Agreement with respect to any securities or other property forming a part of the Trust Account The Grantor shall be entitled to recognize the Trust Assets as funds held in trust for the benefit of ceding companies.

Section 1.10. Withdrawals from the Trust Account may be made by the Beneficiary at any time and from time to time subject only to prior written notice from the Beneficiary to the Trustee. Requests for withdrawals from the Trust Account shall be made pursuant to a withdrawal form in the form of Exhibit "A" annexed hereto. No other statement or document need be presented by the Beneficiary is order to withdraw Trust Assets, except that the Beneficiary shall be required by the Trustee to acknowledge receipt of withdrawn Trust Assets Upon receipt of the Beneficiary's instruction, the Trustee shall immediately take any and all necessary steps to transfer absolutely and unequivocally to the Beneficiary all right, title and interest in the Trust Assets being withdrawn, and to deliver the physical custody thereof to the Beneficiary; provided, that, with respect to deposit or other accounts in other banks or with respect to book-entry securities, the Trustee shall execute the written directions of the Beneficiary with respect to the transfer, deposit or other disposition of the withdrawn Trust Assets, The Trustee shall be protected in relying upon any written demand of the Beneficiary for such withdrawal and on any statement made therein.

Section 1.11. (a) The Trustee will provide the Crantor and the Beneficiary with a Schedule of Assets and Transaction Statements showing all transactions in the Trust Account upon its inception, and thereafter at intervals no less frequently than as of the and of each calendar quarter and in no eveat more frequently than as of the end of each month Such Schedules and Statements shall be provided no later than fifteen (15) days after such date

                 (b) The Trustee shall furnish to the Grantor and the Beneficiary notice of any deposits to or withdrawals from the Trust Account within 10 calendar days of the occurrence of such event.

                                   ARTICLE II

PROVISIONS RELATING TO THE TRUSTEE

Section 2.01. The Trustee shall be a bank or trust company which is a member of the Federal Reserve System of the United States of America or a New York State chartered bank and shall not be a parent, subsidiary or affiliate of the Grantor or the Beneficiary.

Section 2.02. (a) The Trustee shall be entitled to receive as compensation for its services hereunder, an annual fee, computed and payable quarterly, at such rate as may be agreed from time to time in writing between the Grantor and the Trustee. The Grantor shall be solely responsible for the payment of the fee of the Trustee and all reasonable expenses of the Trustee, including reasonable fees of counsel. The Trust Account shall not be utilized for the payment of such fees and expenses The Trustee may, however, deduct any unpaid fees and expenses from any dividends, interest and other income of the Trust Account received by the Trustee before crediting thereof to the Grantor.

                 (b) The Grantor indemnifies the Trustee against and holds it harmless from any claim, loss, liability, cost or expense (including reasonable attorneys' fees and expenses), incurred or made without negligence, willful misconduct or lack of good faith on the Trustee's part, arising out of or in connection with the Trustee's performance of its obligations under this Trust Agreement. This indemnity shall survive the termination of this Agreement or the Trustee's resignation or discharge.

Section 2.03. The Trustee shall be responsible for the safekeeping and administration of the Trust Account in accordance with provisions of this Trust Agreement. The duties and obligations of the Trustee shall be only those specifically set forth in this Trust Agreement, and the Trustee shall have no duty to take any other action unless specifically agreed to by the Trustee in writing Without limiting the generality of the foregoing the Trustee shall not have any duty; to appear in or defend any suit with respect thereto unless requested by the Grantor or the Beneficiary in writing and indemnified to the Trustee's satisfaction; to advise, manage, supervise or make recommendations with respect to the purchase, retention or sale of Trust Assets; with respect to any Trust Assets as to which default in the payment of principal or interest has occurred, to give notice of default, make demand for payment or take any other action, to provide notification of the solvency or financial condition or legal ability, or to be responsible for the consequences of insolveney or the legal inability, of any broker, dealer, bank or other agent employed by the Grantor or the Trustee with respect to the Trust Assets, except to the extant that the Trustee was negligent, engaged in misconduct or acted in bad faith in the selection of any such person or entity or to be responsible for the accuracy of any securities information, market values or other similar information provided by third-party services to which the Trustee subscribes or which the Trustee engages, which information is provided to the Grantor or Beneficiary in statements or otherwise, or upon which the Trustee relies in performing pursuant to the Trust Agreement, or upon which the Grantor or Beneficiary relies, or to be responsible for the failure to redeem any called bond or take any other action if notice of such call or action was not provided by any services to which it subscribes, unless the Trustee has been negligent in the selection on any such service. The Trustee shall be liable only for its own negligence, willful misconduct or lack of good faith

Section 2.04. Unless otherwise provided in this Trust Agreement the Trustee is authorized to comply with and rely upon all written instructions, directions, notices and other communications given by persons specified in incumbency certificates furnished to the Trustee from time to time by Grantor and Beneficiary, respectively, and by attorneys in fact acting under written authority furnished to Trustee by Grantor and Beneficiary, including, without limitation, instructions, directions, notices and other communications given by letter, facsimile, or other electronic means of transmission, if the Trustee reasonably believes such, instruction, directions, notices and other communications to be genuine and to have been signed or presented by the proper party or parties. With respect to facsimile and other similar electronic methods of giving instructions, directions, notices and communications, Grantor and Beneficiary acknowledge that there are more secure methods of sending instructions, directions, notices and communications but have nevertheless elected to use such methods of communication In the absence of negligence, the Trustee shall not incur any liability to any one resulting from actions taken by the Trustee in reliance in good faith on such instructions, directions, notice and other communications (i) from any attorney-in-fact or (ii) from any officer specified in an incumbency certificate delivered hereunder prior to receipt by the Trustee of a more current certificate. All notices provided to the Trustee (unless otherwise provided therein) shall be deemed to be effective when received by the Trustee.

Section 2.05. Whenever in the administration, of the Trust Account created by the Trust Agreement the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action thereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed, such as in the case of withdrawal of assets from the Trust Account by the Beneficiary, which is specifically prescribed by Section 1.10 of this Trust Agreement) may be deemed to be conclusively proved and established by a statement or certificate signed by or on behalf of the Grantor and/or the Beneficiary and delivered to the Trustee and said certificates shall constitute the full warranty to the Trustee for any action taken, suffered or omitted by it on the faith thereof; but in its discretion, the Trustee way in lieu, thereof accept other evidence of the fact or matter or may require such other or additional evidence as it may deem reasonable

Section 2.06. (a) Except where otherwise expressly provided in this Trust Agreement, any statement, certificate, notice, request, consent, approval, or other instrument to be delivered or furnished by or on behalf of the Grantor and/or the Beneficiary shall be sufficiently executed if executed in the name of the Grantor and/or the Beneficiary by an officer or agent of the Grantor whose name and specimen signature appears on current incumbency certificates furnished by the Grantor and the Beneficiary. The Trustee shall be protected in acting upon any written statement or other instrument made by such officer or agent of the Grantor and/or the Beneficiary with respect to the authority conferred on him.

                 (b) The Trustee shall be under no obligation to determine whether or not any instruction given by the Grantor and/or the Beneficiary are contrary to any provision of law

Section 2.07. The Trustee pay as reasonably necessary consult with counsel selected by it. The opinion of said counsel shall be full and complete authority and protection for the Trustee with respect to any action taken, suffered or omitted by it in good faith and in accordance with the opinion of said counsel other than with respect to the withdrawal of assets from the Trust Account by the Beneficiary or any other action contrary to the provisions in this Agreement

Section 2.08. The Trustee shall keep full and complete records of the administration of the Trust Account Any person or persons duly authorized in writing by the Grantor and/or the Beneficiary may examine such records at any time during business hours

Section 2.09. (a) The Trustee hereby accepts the trust herein created and declared upon the terms herein expressed

                 (b) The Trustee may resign, by written resignation, effective not less than ninety (90) days after receipt thereof by the
                 Grantor and the Beneficiary; and the Grantor may remove the Trustee at any time, without assigning any cause therefore, by the delivery to the Trustee and the Beneficiary of a written notice of removal, effective not less than ninety (90) days after receipt by the Trustee and the Beneficiary of the notice, provided that no such resignation or removal shall be effective until a successor Trustee reasonably acceptable to the Beneficiary has been appointed by the Grantor and has accepted such appointment and all assets in the Trust Account have been duly transferred to such successor trustee. In any case of the appointment of a successor trustee, all of the powers, rights and duties of the Trustee named herein shall survive and continue in the successor trustee and every successor Trustee shall succeed to take and have all the estate power, lights and duties which belonged to or were held by its predecessor. In the case of the resignation or removal of the Trustee, the Trustee shall have the right to a final accounting with respect to the Trust Account

Section 2.10. (a) All assets in the Trust Account shall be valued at their current fair market value in United States dollars on a basis determined by the Trustee in its sole discretion.

                 (b) Upon the written request of the Grantor or the Beneficiary, the Trustee shall promptly permit the Grantor or the Beneficiary, its agent or employees, or independent auditors designated by the Grantor or the Beneficiary to examine, audit, excerpt, transcribe and copy, during normal business hours, any books, documents, papers and records relating to the Trust Account or the assets in the Trust Account

                                  ARTICLE III

MISCELLANEOUS

Section 3.01. This Trust Agreement shall be effective until terminated by sixty (60) days' advance written notice sent to the Trustee by the Grantor, Written notice of termination shall be delivered by the Trustee to the Beneficiary at least thirty (30) but not more than forty-five (45) days prior to termination. Upon the date of termination of this Trust Agreement, the Trustee shall:
                 (i) with the Beneficiary's written consent and at the direction of the Grantor, transfer, pay over and deliver to the Grantor all of the assets of the Trust Account in exchange for a receipt from the Grantor; or (ii) deliver such assets to a successor Trustee meeting the requirements of Section 2.01 hereof, and the Trustee's liability and obligations under this Trust Agreement shall thereupon cease

Section 3.02. This Agreement shall be governed by and interpreted under the substantive laws of the State of Wisconsin without regard to its conflict of lew provisions.

Section 3.03. This Trust Agreement may be amended at any time by written agreement signed by the Grantor, the Beneficiary and the Trustee; provided, however, that from time to time after the Effective Date the Grantor may propose such amendments to this Agreement as the Grantor reasonably determines, based on advice of counsel, are necessary to ensure that assets deposited in the 'Trust Account are treated as admitted assets of the Grantor for all purposes under the insurance laws of the Grantor's domiciliary jurisdiction, or any successor provisions thereto and any regulations promulgated thereunder Promptly upon receipt of such proposal the Beneficiary will determine whether its rights to security under this Trust Agreement or the Reinsurance Agreement would be prejudiced by adoption of such proposal. Unless Beneficiary reasonably determines that its rights are prejudiced, Beneficiary and Trustee shall consent, to such amendment. In the event that Benficiary reasonably determines that any such amendment is prejudicial to its interests, it shall have the right to disapprove by written notice any such proposed amendment Upon receipt of such notice, the Grantor shall have the light to terminate the Trust pursuant to the terms of Section 3.01 hereof only if it has concurrently established for the benefit of Beneficiary a letter of credit as permitted under the terms of the Reinsurance Agreement in an amount that will secure the Grantor's obligations as they are adjusted from time to time and will allow the Beneficiary to receive full credit for the reserves ceded under the Reinsurance Agreement Each amendment to this Trust Agreement shall be reviewed and approved by the Commissioner before the amendment becomes effective

Section 3.04. This Trust Agreement is not subject to any conditions or qualifications outside of this Trust Agreement

Section 3.05. In the event any provision of this Trust Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the remaining parts of this Trust Agreement, Entry of the final order of any court of competent jurisdiction in the United States will make contested claims valid and enforceable.

Section 3.06. This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and the counterparts shall constitute but one and the same instrument, which shall be sufficiently evidenced by any one counterpart

Section 3.07. This Trust Agreement may not be assigned by any party without the prior written consent of the other parties, and any such attempted assignment shall be void, This Trust Agreement shall be binding upon the successors and permitted assigns of the parties hereto

Section 3.08. All notices or demands shall be deemed effective on the same day that the notice or demand is sent if such notice of demand is sent by facsimile transmission or delivered by hand, otherwise notices or demands shall be deemed effective five (5) days after such notice or demand has been sent by certified mail, All notices on demands shall be in writing and shall be delivered by hand, by certified mail, return receipt requested, or by facsimile transmission addressed to the parties at the following addresses:

                 If to Trustee:         Peter Brennan
                                        Assistant Vice President
                                        US Bank National Association
                                        1555 N RiverCenter Drive
                                        Suite 301
                                        Milwaukee, WI 53212
                                        Facsimile: (414)905-5049

                 If to Beneficiary:     Mr. KRIS A Robbing
                                        Chairman, President and Chief
                                        Executive Officer
                                        Security Benefit Life Insurance Company
                                        One Security Benefit Place
                                        Topeka, Kansas 66636-0001
                                        Facsimile; (785) 368-1300

                 If to the Grantor:     J Oliver Heyliger
                                        The Vallis Building
                                        3rd floor
                                        58 Par-la-Ville Road
                                        Hamilton HM 11
                                        BERMUDA
                                        Facsimile: (441) 295-4143

                 With a copy to:        David Florian
                                        Chairman and CEO
                                        Union Hamilton Reinsurance, Ltd
                                        401 South Tryon Street
                                        Charlotte, NC 28288-1207
                                        Facsimile; (704) 374-2803

Section 3.09. The Commissioner has the power to examine the trust herein created and the Trust Account. Notwithstanding any other provision of this Trust Agreement, if the Grantor has been declared insolvent or placed into receivership, rehabilitation, liquidation or similar proceedings under the laws of its state or country of domicile, the Trustee shall comply with an order of the comissioner with regulatory oversight over the Trust Account or court of competent jurisdiction directing the Trustee to transfer to the commissioner with regulatory oversight or other designated receiver all of the Trust Assets. The Trust Assets shall be applied in accordance with the priority statutes and laws of the state in which the Trust Account is domiciled applicable to the assets of insurance companies in liquidation If the commissioner with regulatory oversight determines that the assets of the Trust Account or any part thereof are not necessary to satisfy claims of the Beneficiary, the assets or any part of them shall be returned to the Trustee for distribution in accordance with the Trust Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement as of the day set forth above


Union Hamilton Reinsurance, Ltd ("Grantor")

By:        /s/ J. OLIVER HEILIGER
   --------------------------------
         Name: J. OLIVER HEILIGER
Address: The Vallis Building, 3rd Floor
         58 Par-la-Ville Road, Hamilton, HM HX, Bermuda

         Taxpayer Identification Number; 52-2332221


Security Benefit Life Insurance Company ("Beneficiary")

By:        /s/ THOMAS A SWANK                     By:    /s/ J TINOTHY GAULE
   --------------------------------                   --------------------------
         Name: THOMAS A SWANK                          Name: J TINOTHY GAULE
Address: One Security Benefit Place
         Topeka, Kansas 66636-0001

         Taxpayer Identification Number: 48-0409770


US Bank National Association ("Trustee")

By:        /s/ [ILLEGIBLE]
   --------------------------------

Address: 1555 N, RiverCenter Drive
         Suite 30l Milwaukee, WI 53212             12-18-07

                                    EXHIBIT A

                      REQUEST FOR WITHDRAWAL BY BENEFICIARY
                               FROM TRUST ACCOUNT

Security Benefit Life Insurance Company, as Beneficiary, under the Trust Agreement dated as of October 1, 2007, between Beneficiary, Union Hamilton Reinsurance, Ltd, as Grantor, and US Bank National Association, as Trustee, requests and authorizes the Trustee to withdraw the amount described below from Trust Account # __________ and to transfer such amount In accordance with the directions set forth below:

      1     Amount to be Withdrawn and Transferred:

            Amount $
                    -------------------------------

      2.    Transfer Directions:

            Transferee:
                       ----------------------------

            Location of Account:
                                -------------------

            Account No:
                       ----------------------------

1

Date:
     ----------------------------------

Security Benefit Life Insurance Company ("Beneficiary")

---------------------------------------
Name:
Title: Senior Vice President

---------------------------------------
Name:
Title: General Counsel

---------------------------------------

                                AMENDMENT ONE TO

                       REINSURANCE AGREEMENT NUMBER 10107

This Amendment One ("Amendment One"), effective as of October 1, 2007, to the Reinsurance Agreement ("Agreement") effective October 1, 2007, is entered into by and between SECURITY BENEFIT LIFE INSURANCE COMPANY ("Ceding Company") and UNION HAMILTON REINSURANCE, LTD ("Reinsurer").

      WHEREAS, pursuant to the Agreement, Ceding Company cedes and Reinsurer reinsures a quota share of certain variable annuities and riders; and

      WHEREAS, the Ceding Company desires to add additional business to the Agreement and the Reinsurer agrees to such addition and will pay the Ceding Company an initial settlement allowance for such additional business; and

      WHEREAS, the parties desire to amend the Recapture Charge and Schedule B-l in the Agreement.

NOW, THEREFORE, the Ceding Company and the Reinsurer agree as set forth below,

 I The Agreement is amended as follows:

      1. Article III, Paragraph 1 is amended by adding the following paragraphs:

            Initial Settlement for Additional Annuities The Reinsurer will pay the Ceding Company a Commission and Expense Allowance as part of the Quarterly Settlement for the Accounting Period ending on December 31, 2007 equal to the sum of (i) plus (ii) where:

            (i)   equals an upfront ceding commission of $809,873; and

            (ii)  equals (a) times [(b) - (c) - (d)] where

                  (a) equals the quota share percentage of the Annuities reinsured hereunder;

                  (b) equals $42,771,609, the Account Value of the Additional Annuities as of December 31, 2007 determined in accordance with the terms of the Additional Annuities; and

                  (c) equals $39,431,800, the Separate Account Reserves with respect to the Additional Annuities as of December 31, 2007; and

                  (d) equals $77,216, the general account reserve maintained with regard to the Additional Annuities as of December 31, 2007 in compliance with NAIC Actuarial Guideline XXXIV and the Variable Annuity Guaranteed Living Benefit reserves in compliance with NAIC Actuarial Guideline XXXIX

            For purposes of this Agreement, "Additional Annuities," shall mean those Annuities that are issued or applied for during the period that begins at the close of business on October 1, 2007 and ends at the close of business on December 31, 2007

                                     1 of 4

UH Treaty 2007 Amend I 11-07

2. Article III, Paragraph 2 is amended by deleting the last sentence thereof and replacing it with the following: "Items in (i)(b) and (i)(c) above shall not include any amounts incurred by the Ceding Company prior to the Effective Date of this Agreement, in the case of the Annuities other than the Additional Annuities, and shall not include any amounts incurred prior to December 31, 2007, in the case of the Additional Annuities.

3     Article VIII, Paragraph 6 is replaced in its entirety by the following:

            Recapture Charge. In the event this Agreement is terminated in accordance with Paragraph 3, 4 or 5 above, or Paragraph 7 below, or
            Article XII, Paragraph 3, a Recapture Charge shall be payable equal to (i) minus (ii) as set forth below:

                  (i) equals the Account Value, as of the terminal accounting date as if such Recapture had not occurred, times the rate for the applicable year, as set forth below:

                 ----------------------------------------------
                         Year                    Rate
                 ----------------------------------------------
                  2007-2008                               9%
                 ----------------------------------------------
                  2009-2010                               8%
                 ----------------------------------------------
                  2011-2012                               7%
                 ----------------------------------------------
                  2013-2014                               6%
                 ----------------------------------------------
                  2015 and later                          5%
                 ----------------------------------------------

                  (ii) equals the Rider Benefit Liability, as calculated by the Reinsurer for GAAP purposes, as of the terminal accounting date as if such Recapture had not occurred, which could be positive or negative. The Rider Benefit Liability is a policy and fund level calculation which accounts for the contractual features of each specific guarantee The Reinsurer shall value the guarantees using actuarial assumptions as used by the Reinsurer for GAAP reporting purposes and capital market assumptions that are reasonable and reflect standard industry practice with regard to calculating the Rider Benefit Liability. The actuarial and capital market assumptions used by Reinsurer to calculate Rider Benefit Liability are available to the Ceding Company upon request

            If the Recapture Charge is positive, the Ceding Company shall pay such amount to the Reinsurer. Conversely, if the Recapture Charge is negative, the Reinsurer shall pay the absolute value of such amount to the Ceding Company

                                     2 of 4

UH Treaty 2007 Amend I 11-07

4.    Schedule A is replaced in its entirety by the following:

                                   SCHEDULE A
                          ANNUITIES AND RISKS REINSURED

      Annuities and Risks Reinsured The amount of reinsurance under this Agreement will be a quota share, as set forth below, of the Ceding
      Company's variable annuities and riders that are issued by the Ceding Company, or applied for, on or prior to December 31, 2007 and described below:

--------------------------------------------------------------------------------
    Product              Form Number             Securities Act of 1933 Number
--------------------------------------------------------------------------------
 AdvisorDesigns         V6029 11-00            File No. 333-52114*
                        V6029 11-00U
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 * The prospectus is included within registration statement no. 333-52114.
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The following riders, and any state variations thereof, are reinsured hereunder:

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                      Rider                                 Form Number
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Guaranteed Minimum Income Benefit Rider                      V6065 8-00
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6% Dollar for Dollar Guaranteed Minimum               V6094 5-05; V6094R 9-05
Income Benefit
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Annual Stepped Up Death Benefit Rider                        V6063 8-00
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Guaranteed Growth Death Benefit Rider                       V6063-1 8-00
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Combined Annual Stepped Up Rider and                        V6063-2 8-00
Guaranteed Growth Death Benefit Rider
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Enhanced Death Benefit Rider                                 V6078 4-01
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Combined Enhanced and Annual Stepped Up Death                V6079 4-01
Benefit Rider
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Combined Enhanced and Guaranteed Growth Death                V6076 4-01
Benefit Rider
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Combined Enhanced, Annual Stepped Up, and                    V6077 4-01
Guaranteed Growth Death Benefit Rider
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Death Benefit - Return of Premium Beyond Issue              V6082FL 5-01
Age 80 (Florida only) Rider
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Annual Stepped Up Death Benefit Beyond Age 80               V6081FL 5-01
(Florida only) Rider
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6% Dollar for Dollar Guaranteed Minimum Income        V6095 5-05; V6095R 9-05
Benefit and Guaranteed Minimum Death Benefit
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Guaranteed Minimum Withdrawal Benefit Rider                 V6086 10-03
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Total Protection Rider                                      V6087 10-03
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Extra Credit Rider / Bonus Credit Rider               V6067 8-00; V6084 11-01
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Waiver of Withdrawal Charge Rider                            V6064 8-00
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Alternate Withdrawal Charge Rider                     V6069 10-00; V6069 2-05
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The  quota  share  reinsured  hereunder  will  be 85%  During  the  term of this
Agreement, the Ceding Company or an affiliate thereof will retain not less than 15% percent of the liability on the Annuities reinsured hereunder which liability or any portion thereof shall not be reinsured by the Ceding Company without the prior written consent of the Reinsurer.

                                     3 of 4

UH Treaty 2007 Amend I 11-07

5.    The following information is added to Schedule B-l, Monthly Seriatim Data:

      The Ceding Company will monitor deaths, and related claims activity, of the owners of the Annuities and will provide such information to Reinsurer

6.    The following is added to Schedule C, Ceding Company Data:

                  o Email from Terry Tincher to Lou Hensley dated January 8, 2008 titled "Advisor Designs 4Q New Business with Rider Detail"

                  o Email from Tim Gaule to Lou Hensley dated January 8 2008 titled "December 2007 Files"

                  o Email from Tom Cochrane to Lou Hensley dated January 9, 2008 titled "AdvisorDesigns Reinsurance - Schedule B"

II. Other than as modified by this Amendment, all terms and conditions of the Agreement remain in full force and effect. This Amendment shall be read together and construed as one document with the Agreement, but to the extent of any inconsistency or ambiguity, this Amendment shall govern

In witness of the above, this Amendment One is executed in duplicate on the dates indicated below

                                        SECURITY BENIFIT LIFE INSURANCE COMPANY
ATTEST:                                 ("Ceding Company")

By:        /s/ [ILLEGIBLE]              By:        /s/ J. TIMOTHY GAULE
    -------------------------------         -------------------------------

Title:       Asst. Secretary            Title:      VP & Valuation Actuary

Date:            1/24/08                Date:            1/24/08

                                        UNION HAMILTON REINSURANCE, LTD.
ATTEST:                                 ("Reinsurer")

By:      /s/ Millissa Butter             By:         /s/ [ILLEGIBLE]
    -------------------------------         -------------------------------

Title:      CAPTIVE ASSISTANT           Title:      VICE PRESIDENT

Date:            1/24/08                Date:            1/24/08

                                     4 of 4

UH Treaty 2007 Amend I 11-07